      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1999

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                           PRISON REALTY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                          MARYLAND                                                    62-1763875
                      (State or Other                                              (I.R.S. Employer
               Jurisdiction of Incorporation)                                   Identification Number)

                      10 BURTON HILLS BOULEVARD, SUITE 100
                           NASHVILLE, TENNESSEE 37215
                                 (615) 263-0200
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ---------------------
                                DOCTOR R. CRANTS
                            CHIEF EXECUTIVE OFFICER
                           PRISON REALTY CORPORATION
                      10 BURTON HILLS BOULEVARD, SUITE 100
                           NASHVILLE, TENNESSEE 37215
                             PHONE: (615) 263-0200
                           FACSIMILE: (615) 263-0212
    (Name, Address, Including Zip Code, and Telephone and Facsimile Numbers,
                  Including Area Codes, of Agent for Service)
                             ---------------------
                                   COPIES TO:
                            ELIZABETH E. MOORE, ESQ.
                              ALBERT J. BART, ESQ.
                           STOKES & BARTHOLOMEW, P.A.
                         424 CHURCH STREET, SUITE 2800
                           NASHVILLE, TENNESSEE 37215
                             PHONE: (615) 259-1450
                           FACSIMILE: (615) 259-1470
                             ---------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                                             PROPOSED        PROPOSED
                                                                AMOUNT       MAXIMUM         MAXIMUM       AMOUNT OF
             TITLE OF EACH CLASS OF SECURITIES                  TO BE     OFFERING PRICE    AGGREGATE     REGISTRATION
                      TO BE REGISTERED                        REGISTERED    PER SHARE     OFFERING PRICE      FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share ("Common Stock"), to be issued under Corrections Corporation of America 1985
 Stock Option Plan..........................................  1,610(1)      $27.71(2)      $44,613.10        $12.40
----------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under Amended and Restated
 Corrections Corporation of America 1989 Stock Bonus Plan...  154,897(3)    19.69(4)      3,049,921.93       847.88
----------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under Corrections Corporation of
 America 1991 Flexible Stock Option Plan....................  68,250(5)      9.14(2)         623,805         173.41
----------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under Corrections Corporation of
 America Non-Employee Directors' Stock Option Plan..........  474,688(1)    19.15(2)      9,090,275.20      2,527.10
----------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under Corrections Corporation of
 America 1995 Employee Stock Incentive Plan.................  944,549(5)    33.39(2)      31,538,491.11     8,767.70
----------------------------------------------------------------------------------------------------------------------
Common Stock to be issued to Joseph F. Johnson, Jr. pursuant
 to an option agreement not granted under any plan..........  70,000(6)     20.86(7)        1,460,200        405.94
----------------------------------------------------------------------------------------------------------------------
Total.......................................................  1,713,994        N/A        $45,807,306.34   $12,734.43
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Represents the total number of shares of Common Stock to be issued by the Registrant pursuant to the exercise of stock options previously granted by Corrections Corporation of America ("Old CCA") under the plan and assumed by the Registrant in the merger of Old CCA and the Registrant (the "Merger").
(2) Pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended, the proposed maximum offering price per share has been calculated using the weighted average exercise price of options to purchase shares of Common Stock previously granted under the plan.
(3) Represents the total number of shares of Common Stock to be issued by the Registrant pursuant to the previous grant of deferred shares of Common Stock of Old CCA to persons other than Doctor R. Crants, Chairman and Chief Executive Officer of the Registrant.
(4) Calculated pursuant to Rule 457(c), as permitted by Rule 457(h)(1), based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 3, 1999.
(5) Represents the total number of shares of Common Stock to be issued by the Registrant to persons other than Doctor R. Crants, Chairman and Chief Executive Officer of the Registrant, pursuant to the exercise of stock options previously granted by Old CCA under the plan and assumed by the Registrant in the Merger.
(6) Represents the total number of shares of Common Stock to be issued to Mr. Johnson by the Registrant pursuant to the exercise of options previously granted by Old CCA outside of any stock option plan and assumed by the Registrant in the Merger.
(7) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share has been calculated using the exercise price of options to purchase shares of Common Stock previously granted to Mr. Johnson.

                             ---------------------
   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement covers an aggregate of 1,713,994 shares of the common stock, $0.01 par value per share (the "Common Stock"), of Prison Realty Corporation, a Maryland corporation (the "Company"), issuable upon the exercise of options previously granted to former employees of Corrections Corporation of America, a Tennessee corporation ("Old CCA"), pursuant to the Plans (as hereinafter defined). The Company commenced operations on January 1, 1999 as the result of the completion of the mergers of each of Old CCA and CCA Prison Realty Trust, a Maryland real estate investment trust ("Prison Realty"), with and into the Company (the "Merger") pursuant to the terms and conditions of an Amended and Restated Agreement and Plan of Merger, dated as of September 29, 1998, by and among Old CCA, Prison Realty and the Company (the "Merger Agreement").

     1,559,097 shares of Common Stock being registered hereunder are issuable pursuant to the exercise of options assumed by the Company in the merger of Old CCA with and into the Company that were outstanding as of December 31, 1998 and that were previously granted to officers, directors and employees of Old CCA, under the (i) Corrections Corporation of America 1985 Stock Option Plan; (ii) Corrections Corporation of America 1991 Flexible Stock Option Plan; (iii) Corrections Corporation of America Non-Employee Directors' Stock Option Plan; and (iv) Corrections Corporation of America 1995 Employee Stock Incentive Plan (collectively, the "Old CCA Option Plans") and that were previously granted to Joseph F. Johnson, Jr., a director of Old CCA, outside of any Old CCA Option Plan (collectively, the "Old CCA Rollover Options"). The Old CCA Rollover Options were converted according to the exchange ratio set forth in the Merger Agreement, and the price of each Old CCA Rollover Option was adjusted to reflect the conversion. In connection with the Merger, the Old CCA Rollover Options were converted into options, or warrants, exercisable for shares of Common Stock. Prior to December 31, 1998, the Old CCA Rollover Options were exercisable for shares of Old CCA common stock, $1.00 par value per share (the "Old CCA Common Stock"). The terms of the Old CCA Rollover Options are the same as before the Merger, except that upon exercise of the Old CCA Rollover Options, a participant shall receive shares of Common Stock rather than Old CCA Common Stock. Old CCA Rollover Options granted to Doctor R. Crants, an employee of the Company, in his capacity as an officer and director of Old CCA, which were converted into options to purchase Common Stock, have been registered pursuant to a Registration Statement on Form S-8 (Reg. no. 333-70625) filed by the Company with the Securities and Exchange Commission (the "Commission") on January 15, 1999 (the "Company S-8").

     154,897 shares of Common Stock being registered hereunder are issuable pursuant to the previous grant of deferred shares of Old CCA Common Stock to Darrell K. Massengale and David L. Myers under the Amended and Restated Corrections Corporation of America 1989 Stock Bonus Plan (the "Deferred Shares"). In connection with the Merger, the Deferred Shares were converted into deferred shares of Common Stock. The Deferred Shares were converted according to the exchange ratio set forth in the Merger Agreement. The terms of the Deferred Shares are the same as before the Merger, except that upon the issuance of shares of stock pursuant thereto, a participant shall receive shares of Common Stock rather than Old CCA Common Stock. Deferred Shares granted to Doctor R. Crants, Chairman and Chief Executive Officer of the Company, which were converted into deferred shares of Common Stock in the Merger, have been registered under the Company S-8.

     The Company has previously registered 1,268,000 shares of Common Stock to be issued pursuant to the exercise of options assumed by the Company in the merger of

Prison Realty with and into the Company that were outstanding as of January 1, 1999 and that were previously granted to trustees, officers and employees of Prison Realty (the "Prison Realty Rollover Options") under the (i) CCA Prison Realty Trust Employee Share Incentive Plan, and (ii) CCA Prison Realty Trust Non-Employee Trustees' Share Option Plan, as amended, (collectively, the "Prison Realty Option Plans") under the Company S-8. In connection with the Merger, the Prison Realty Rollover Options were converted into options exercisable for shares of Common Stock. The Prison Realty Rollover Options were converted according to the exchange ratio set forth in the Merger Agreement, and the exercise price of each Prison Realty Rollover Option was adjusted to reflect the conversion. Prior to January 1, 1999, the Prison Realty Rollover Options were exercisable for Prison Realty common shares, $0.01 par value per share (the "Prison Realty Common Shares"). The terms of the Prison Realty Rollover Options are the same as before the Merger, except that upon exercise of the Prison Realty Rollover Options, a participant shall receive shares of Common Stock rather than Prison Realty Common Shares.

     The Company has adopted the Prison Realty Option Plans and intends to make grants and/or issuances to its directors, officers and employees under such plans. In connection therewith, the Company has previously registered 182,000 shares of Common Stock available for issuance under the Prison Realty Option Plans, as adopted by the Company, under the Company S-8.

                    SUBJECT TO COMPLETION, DATED MAY  , 1999

                                   PROSPECTUS

                           PRISON REALTY CORPORATION

           CORRECTIONS CORPORATION OF AMERICA 1985 STOCK OPTION PLAN
 AMENDED AND RESTATED CORRECTIONS CORPORATION OF AMERICA 1989 STOCK BONUS PLAN
       CORRECTIONS CORPORATION OF AMERICA 1991 FLEXIBLE STOCK OPTION PLAN CORRECTIONS CORPORATION OF AMERICA NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
     CORRECTIONS CORPORATION OF AMERICA 1995 EMPLOYEE STOCK INCENTIVE PLAN
                  OPTION AGREEMENT WITH JOSEPH F. JOHNSON, JR.
                           (PRISON REALTY TRUST LOGO)

                        1,713,994 SHARES OF COMMON STOCK

     This prospectus applies to shares of the common stock of Prison Realty Corporation to be offered and sold to former directors, officers and employees of the old Corrections Corporation of America pursuant to the following stock option and stock bonus plans and the following option agreement assumed by the company in its merger with Corrections Corporation of America:

     - The Corrections Corporation of America 1985 Stock Option Plan;

     - The Amended and Restated Corrections Corporation of America 1989 Stock Bonus Plan;

     - The Corrections Corporation of America 1991 Flexible Stock Option Plan;

     - The Corrections Corporation of America Non-Employee Directors' Stock Option Plan;

     - The Corrections Corporation of America 1995 Employee Stock Incentive Plan; and

     - An Option Agreement with Joseph F. Johnson, Jr.

     Pursuant to the terms and conditions of Corrections Corporation of America's merger with the company, the options and deferred shares previously granted or issued under the plans and the option agreement by Corrections Corporation of America were converted into options, or warrants, to purchase or otherwise obtain shares of the company's common stock according to an agreed-upon exchange ratio, and the price of each option was adjusted to reflect the conversion. Prior to the completion of the merger on December 31, 1998, the options were exercisable for shares of Corrections Corporation of America common stock, and the deferred shares to be issued were to be shares of Corrections Corporation of America common stock. The terms of the options and the deferred share awards assumed by the company are the same as before the merger, except that upon exercise of the options or the vesting of the deferred shares, a recipient shall receive shares of company common stock rather than Corrections Corporation of America common stock.

     The company's common stock is listed on the New York Stock Exchange under the ticker symbol "PZN." The common stock issued pursuant to this prospectus will be listed on the New York Stock Exchange, subject to official notice of issuance. The last reported sales price of the common stock on the New York Stock Exchange on Monday, May 3, 1999 was $19.81 per share.

     INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS FOR INFORMATION THAT YOU SHOULD CONSIDER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is May   , 1999

     THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES DESCRIBED IN THIS PROSPECTUS MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS

Where You Can Find More Information.........................         1
Incorporation of Certain Documents by Reference.............         1
  The Company...............................................         1
  Old CCA...................................................         2
  Prison Realty.............................................         2
Cautionary Statement Concerning Forward-Looking
  Information...............................................         3
Information About the Company...............................         4
  General...................................................         4
  History and Operations....................................         4
  Recent Developments.......................................         5
Selected Unaudited Pro Forma Combined Financial
  Information...............................................         6
  Company Selected Pro Forma Combined Financial
     Information............................................         8
Risk Factors................................................         9
  Ownership of the Common Stock Involves Risks Associated
     with Outside Financing to Support the Company's
     Growth.................................................         9
  The Company Primarily Depends upon CCA, its Primary
     Tenant, for its Revenues and Ability to Make
     Distributions to its Stockholders......................        10
  Existing Conflicts of Interest May Have an Effect on the
     Company................................................        10
  Ownership of the Common Stock Involves Risks Associated
     with the Corrections and Detention Industry............        10
  Ownership of the Common Stock Involves Risks Inherent in
     Investment in Real Estate Properties...................        11
  The Company's Failure to Qualify as a REIT Could Adversely
     Affect Stockholders of the Company.....................        12
The Plans...................................................        12
  General...................................................        12
  Old CCA Options...........................................        13
  Old CCA Deferred Shares...................................        13
  Prison Realty Option and Share Compensation Plans.........        14
  Description of Common Stock...............................        14
Summary of the Plans........................................        15
  Old CCA 1985 Stock Option Plan............................        15
  Old CCA Deferred Share Plan...............................        18
  Old CCA 1991 Flexible Stock Option Plan...................        21
  Old CCA Directors' Option Plan............................        24
  Old CCA 1995 Employee Stock Incentive Plan................        28
  Johnson Option Agreement..................................        32
Use of Proceeds.............................................        34
Plan of Distribution........................................        34
Legal Matters...............................................        34
Experts.....................................................        35
Index to Financial Statements...............................       F-1

                      WHERE YOU CAN FIND MORE INFORMATION

     Prison Realty Corporation, a Maryland corporation (the "Company"), is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any of these materials at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You may also access our filings with the Commission at its Internet address (http://www.sec.gov). In addition, the Company's common stock, $0.01 par value per share (the "Common Stock"), is listed on the New York Stock Exchange (the "NYSE"), and similar information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     This prospectus (the "Prospectus") is part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission to register shares of Common Stock to be issued by the Company under the Plans, as hereinafter defined, or pursuant to certain deferred share or option agreements. It does not repeat important information that you can find in the Registration Statement. Furthermore, the Commission allows the Company to "incorporate by reference" certain information into this Prospectus. This means that the Company can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this Prospectus, except for any information that is updated and superseded by other information that is set forth directly in this document.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company is the successor to each of Corrections Corporation of America, a Tennessee corporation ("Old CCA"), and CCA Prison Realty Trust, a Maryland real estate investment trust ("Prison Realty"). Pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of September 29, 1998 (the "Merger Agreement"), Old CCA merged with and into the Company on December 31, 1998, and Prison Realty merged with and into the Company on January 1, 1999 (the mergers of Old CCA and Prison Realty with and into the Company, collectively, are referred to herein as the "Merger").

     The following documents that the Company, Old CCA and Prison Realty have previously filed with the Commission are hereby incorporated by reference into the Prospectus:

THE COMPANY

     - The Company's Annual Report in Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission on March 30, 1999 (File no. 0-25245).

     - The Company's definitive Proxy Statement filed with the Commission on March 30, 1999 pursuant to Regulation 14A of the Exchange Act, in connection with the

       Company's Annual Meeting of Stockholders, to be held in May 1999 (File no. 0-25245).

     - The Company's Registration Statement on Form S-3, filed with the Commission on January 11, 1999, as supplemented from time to time by the Company (Reg. no. 333-70419).

     - The Company's Current Report on Form 8-K, filed with the Commission on January 6, 1999 (File no. 0-25245).

     - The Company's Prospectus filed with the Commission on October 30, 1998 pursuant to Rule 424(b)(4) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as supplemented on November 20, 1998, included in its Registration Statement on Form S-4, filed with the Commission on September 30, 1998, as subsequently amended.

OLD CCA

     - Old CCA's Quarterly Reports on Form 10-Q/A for the period ended March 31, 1998, as filed with the Commission on May 15, 1998 and amended on June 5, 1998 and September 28, 1998; for the period ended June 30, 1998, as filed with the Commission on August 14, 1998 and amended on September 28, 1998; and Form 10-Q for the period ended September 30, 1998, as filed with the Commission on November 16, 1998 (File no. 1-13560).

PRISON REALTY

     - Prison Realty's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission on March 30, 1999 (File no. 1-13049).

     - Prison Realty's Quarterly Reports on Form 10-Q for the period ended March 31, 1998, as filed with the Commission on May 15, 1998; for the period ended June 30, 1998, as filed with the Commission on August 14, 1998; and for the period ended September 30, 1998, as filed with the Commission on November 17, 1998 (File no. 1-13049).

     All other documents and reports filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such reports and documents (provided, however, that the information referred to in Item 402(a)(8) of Regulation S-K of the Commission shall not be deemed specifically incorporated by reference herein).

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on written or oral request of such person, a copy of any or all documents which are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in the applicable document). Requests should be directed to the following:

                           Prison Realty Corporation
                      10 Burton Hills Boulevard, Suite 100
                           Nashville, Tennessee 37215
                           Telephone: (615) 263-0200
                             Attn: Vida H. Carroll

                        CAUTIONARY STATEMENT CONCERNING
                          FORWARD-LOOKING INFORMATION

     This Prospectus contains or incorporates by reference certain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act which are intended to be covered by the "safe harbors" created thereby. Those statements include, but may not be limited to, the discussions of the Company's expectations concerning its future profitability, operating performance, growth strategy and its assumptions regarding other matters. Also, when any of the words "believes," "expects," "anticipates," "intends," "estimates," "plans," or similar terms or expressions are used in this Prospectus, forward-looking statements are being made.

     You should be aware that, while the Company believes that the expectations reflected in such forward-looking statements are reasonable, they are inherently subject to risks and uncertainties which could cause the Company's future results and stockholder values to differ materially from the Company's expectations. These factors are disclosed under "Risk Factors" in this Prospectus and in other documents incorporated by reference in this document. Because of these factors, there can be no assurance that the forward-looking statements included or incorporated by reference in this Prospectus and any applicable supplement to the Prospectus (a "Prospectus Supplement") will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference herein, you should not regard the inclusion of such information as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. In addition, the Company does not intend to, and is not obligated to, update these forward-looking statements after it distributes this Prospectus or any applicable Prospectus Supplement, even if new information, future events or other circumstances have made them incorrect or misleading as of any future date.

                         INFORMATION ABOUT THE COMPANY

GENERAL

     The Company is the largest real estate investment trust, or REIT, specializing in acquiring, developing and owning correctional and detention facilities. As of April 30, 1999, the Company owned 50 correctional and detention facilities, of which 11 new facilities were under construction, in 17 states, the District of Columbia and the United Kingdom, with a total design capacity in excess of 49,000 beds. The Company's principal business strategy is to design, build, finance and/or acquire and develop such facilities from and for both government entities and private prison managers, to expand the design capacity of its existing facilities, and to lease these facilities under long-term "triple-net" leases. The Company intends to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), which requires that substantially all of the Company's income be derived from rent payments from leases of its correctional and detention facilities.

HISTORY AND OPERATIONS

     The Company is the successor to each of Old CCA and Prison Realty as the result of the Merger. Corrections Corporation of America ("CCA" or "Operating Company"), a privately-held Tennessee corporation formed in connection with the Merger (formerly Correctional Management Services Corporation), leases a substantial majority of the Company's correctional and detention facilities and provides private prison management services to government entities not having owned-bed capacity. The Company owns approximately 9.5% of the outstanding capital stock of CCA, representing 9.5% of CCA's economic value. Additionally, as a result of the Merger, the Company owns all of the non-voting common stock of two privately-held service companies, Prison Management Services, Inc. ("Service Company A") and Juvenile and Jail Facility Management Services, Inc. ("Service Company B"), both Tennessee corporations (collectively, the "Service Companies"), which provide private correctional management services to government entities in government-owned facilities under the "Corrections Corporation of America" name. The Service Companies are obligated to distribute 95% of their net income to the Company.

     The Company is the world's largest private owner of correctional and detention facilities, and the prison management services provided under the "Corrections Corporation of America" name comprise more than half of the worldwide private prison management industry. As of April 30, 1999, the Company leased approximately 32,000 beds under 39 operating leases. The Company is currently developing approximately 17,000 beds through the construction of the 11 new facilities and the expansion of six currently operating facilities. The Company currently leases 31 of its facilities to CCA and expects to lease 10 of the 11 Company facilities currently under development to CCA. Three of the Company's facilities are currently leased to other private operators, and five of its facilities are leased directly to government entities. As of April 30, 1999, CCA, the Company's primary tenant, and the Service Companies operating under the "Corrections Corporation of America" name met the correctional and detention facility management needs of government entities under contracts for 81 correctional and detention facilities with a total design capacity of 71,851 beds, of which 67 facilities with a total design capacity of 50,005 beds are in operation.

     The Company was incorporated as a Maryland corporation in September 1998 and is self-administered and self-managed. The Company's principal executive offices are located at 10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee, and its telephone number is (615) 263-0200. For information or copies of the documents incorporated by reference in this prospectus, please contact the Company at this address.

     For unaudited pro forma combined financial information of the Company, please refer to the Selected Unaudited Pro Forma Combined Financial Information and the Unaudited Pro Forma Combined Financial Statements included elsewhere in this Registration Statement. For historical financial information and management discussion and analysis for the Company and Old CCA, and for historical financial information for CCA, the Company's primary tenant, please refer to the financial information contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File no. 0-25245), which is incorporated herein by reference. For historical financial information and management discussion and analysis for Prison Realty, please refer to the financial information contained in Prison Realty's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File no. 1-13049), which is incorporated herein by reference.

RECENT DEVELOPMENTS

SHELF REGISTRATION

     On January 11, 1999, the Company filed a Registration Statement on Form S-3 (Reg. no. 333-70419) with the Commission to register an aggregate of $1.5 billion in value of its Common Stock, preferred stock, Common Stock purchase rights, debt securities and warrants for sale on a continuous or delayed basis. As of May 3, 1999, the Company has sold 6,722,422 shares of Common Stock under this Registration Statement on Form S-3, resulting in net proceeds of approximately $120.4 million. These net proceeds, as well as the net proceeds from future sales of securities under the Registration Statement on Form S-3, will be used by the Company for general corporate purposes, including, among others, repaying its obligations as they become due, redeeming its outstanding indebtedness, financing, all or in part, future purchases of real estate properties meeting its business objectives and strategies, capital expenditures and working capital.

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     On December 31, 1998, the Company merged with and into Old CCA, with the Company as the surviving entity and on January 1, 1999, the Company merged with Prison Realty, with the Company as the surviving entity. Additionally, on April 17, 1998, Prison Realty acquired all of the issued and outstanding capital stock and derivative securities of U.S. Corrections Corporation ("USCC") for a cash payment to USCC's shareholders of $157 million plus the assumption of certain liabilities (the "USCC Merger").

     The Merger has been accounted for as a reverse acquisition of the Company by Old CCA and the purchase of Prison Realty by the Company. As such, Old CCA has been treated as the acquiring company and Prison Realty has been treated as the acquired company for financial reporting purposes. The general provisions of the purchase method of accounting prescribe that: (i) Prison Realty's assets and liabilities be recorded at fair market value, as required by Accounting Principles Board Opinion No. 16; (ii) Old CCA's assets and liabilities be carried forward at historical cost; (iii) Old CCA's historical financial statements be presented as the continuing accounting entity's; and (iv) the equity section of the balance sheet and earnings per share be retroactively restated to reflect the effect of the exchange ratio established in the Merger Agreement. The selected unaudited pro forma combined financial information has been adjusted as necessary to reflect the above provisions. Accordingly, as of January 1, 1999, the historical book basis of the assets, liabilities and stockholders' equity of Old CCA has become the carrying value of the assets, liabilities and stockholders' equity of the Company, and the assets and liabilities of Prison Realty have been recorded on the books of the Company at their estimated fair value.

     As stated above, the purchase method of accounting prescribes that the assets and liabilities acquired from Prison Realty be adjusted to estimated fair market value. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of Prison Realty will materially change; however, the allocation of purchase costs is subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transactions. Therefore, the allocations reflected in the following unaudited pro forma financial information may differ from the amounts ultimately determined.

     The following selected unaudited pro forma combined financial information is derived from and should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements included elsewhere in this Registration Statement. The pro forma operating data for the year ended December 31, 1998 is presented as if the Merger and the USCC Merger had occurred as of January 1, 1998 and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Combined Statement of Operations. The pro forma balance sheet data is presented as if the Merger had occurred on December 31, 1998 and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Combined Balance Sheet. The pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been had the Merger or the USCC Merger, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial positions or results of operations at any future date or for any future period.

     Please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Commission on March 30, 1999 (File no. 0-25245), which has been incorporated herein by reference, for selected financial information of the Company. Please refer to Prison Realty's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Commission on March 30, 1999 (File no. 1-13049), which has been incorporated herein by reference, for selected financial information of Prison Realty.

                           PRISON REALTY CORPORATION
                                 (THE COMPANY)

               SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
OPERATING DATA:
Revenues:
  Rental....................................................    $183,407
  Licensing Fees............................................       6,554
  Interest Income...........................................      28,626
                                                                --------
                                                                 218,587
                                                                --------
Expenses:
  General and administrative................................       3,500
  Depreciation and amortization.............................      33,849
                                                                --------
                                                                  37,349
                                                                --------
Operating income............................................     181,238
Equity in earnings of subsidiaries..........................     (26,285)
Interest expense............................................      19,150
                                                                --------
Net income..................................................     188,373
Dividends to Preferred Stockholders.........................       7,869
                                                                --------
Net income available for shares of Common Stock.............    $180,504
                                                                ========
Net income available per share of Common Stock:
  Basic.....................................................    $   1.94
                                                                ========
  Diluted...................................................    $   1.79
                                                                ========
Weighted average number of shares outstanding, basic........      93,198
                                                                ========
Weighted average number of shares outstanding, diluted......     101,042
                                                                ========

                                                                 AS OF
                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
BALANCE SHEET DATA:
Real estate, net of accumulated depreciation................   $1,851,360
Total assets................................................    2,276,341
Line of credit and current portion of long-term debt........      261,176
Long-term debt, net of current portion......................      318,257
Total liabilities, excluding deferred gain..................      955,174
Total stockholders' equity..................................    1,204,466

                                  RISK FACTORS

     Ownership of Common Stock and, therefore, your exercise of options granted under the Old CCA Option Plans, as herein defined, or your receipt of deferred shares of Common Stock, involves various risks. In connection with your exercise of options granted under the Old CCA Option Plans, as herein defined, or your receipt of deferred shares of Common Stock, you should carefully consider the following risk factors in addition to the other information contained in this Prospectus and in other documents filed by the Company with the Commission which are incorporated by reference in this Prospectus, including, but not limited to, the more detailed information contained under the heading "Risk Factors" included in the Company's Registration Statement on Form S-3, filed with the Commission on January 11, 1999, as supplemented from time to time by the Company (Reg. no. 333-70419), and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 30, 1999 (File no. 0-25245).

OWNERSHIP OF THE COMMON STOCK INVOLVES RISKS ASSOCIATED WITH OUTSIDE FINANCING TO SUPPORT THE COMPANY'S GROWTH

     The Company's growth strategy includes acquiring, developing and expanding correctional and detention facilities, as well as other properties meeting its investment criteria. The Company expects that it generally will not be able to fund its growth with cash from its operating activities because the Company will be required to distribute to its stockholders at least 95% of its taxable income each year to qualify as a REIT. Consequently, the Company will be required to rely primarily upon the availability of debt or equity capital to fund acquisitions and improvements.

     There can be no assurance that the Company will continue to have access to the debt markets to fund future growth at an acceptable cost. The incurrence of additional indebtedness, and the potential issuance of additional debt securities by the Company, may result in increased interest expense for the Company and increase the Company's exposure to the risks associated with debt financing. Currently, the Company has a $650.0 million credit facility (the "Bank Credit Facility"), consisting of a $400.0 million revolving credit facility and a $250.0 million credit facility, which bears interest at a floating rate. The Bank Credit Facility contains restrictions upon the Company's ability to incur additional debt and requires the Company to maintain certain specified financial ratios and a minimum net worth. These provisions, and the terms of any additional indebtedness incurred in the future, may restrict the Company's ability to obtain additional debt capital or limit its ability to engage in certain transactions. Moreover, any breach of these limitations could result in the acceleration of the Company's outstanding indebtedness under the Bank Credit Facility. The Company may not be able to refinance or repay this indebtedness in full under such circumstances. In addition, the Board of Directors of the Company has adopted a policy of limiting indebtedness to not more than 50% of the Company's total capitalization, which could limit the Company's ability to incur additional indebtedness to fund its continued growth.

     There can also be no assurance that the Company will have access to the capital markets to fund future growth at an acceptable cost. To assist in the financing of its future growth, the Company filed the Registration Statement on Form S-3 (Reg. no. 333-70419) with the Commission on January 11, 1999. Pursuant to this Registration Statement on Form S-3, the Company may sell or issue shares of Common Stock, preferred stock or other securities convertible into, or exchangeable for, Common Stock. The Company's ability to fund its future growth through the sale of equity securities may be impaired, however, if the Company is unable to issue additional equity securities at a price acceptable to the Company. The market price of the Company's equity securities may be adversely affected by various factors, including the Company's results of operations, general economic conditions and changes in market interest rates resulting in changes in yields of other financial instruments. Additionally, the sale and issuance of any shares of Common Stock under the Company's Registration Statement on Form S-3, or the issuance of any shares of Common Stock upon the conversion of any securities sold under the Registration Statement on Form S-3, will have the effect of diluting the ownership interest of the stockholders of the Company, possibly adversely affecting the market price of the Common Stock.

THE COMPANY PRIMARILY DEPENDS UPON CCA, ITS PRIMARY TENANT, FOR ITS REVENUES AND ABILITY TO MAKE DISTRIBUTIONS TO ITS STOCKHOLDERS

     CCA is the lessee of a substantial majority of the Company's facilities. Therefore, the Company's revenues depend upon CCA's ability to make the rental payments required under the leases for such facilities (the "Leases"). If CCA fails to make its required rental payments, the Company could terminate all of the Leases. If this were to happen, or if CCA did not elect to renew the Leases upon the expiration of their current terms, the Company would be required to find other suitable lessees. In either circumstance, the amounts to be received by CCA under the Leases would be reduced, which would in turn reduce amounts available for distribution to the Company's stockholders and would jeopardize the Company's ability to maintain its REIT status.

EXISTING CONFLICTS OF INTEREST MAY HAVE AN EFFECT ON THE COMPANY

     Some directors, officers and stockholders of the Company have relationships with the Company, CCA and the Service Companies which may create a conflict of interest with respect to business decisions affecting the Company. Some directors, officers and stockholders of the Company also have ownership interests in CCA which may create a conflict of interest with respect to business decisions affecting the Company. In addition, the significant contractual and other ongoing relationships between the Company, CCA and the Service Companies may present conflicts of interest. These conflicts impose a risk that some directors, officers and stockholders of the Company will favor their own interests over the interests of the Company in connection with the operations of the Company and CCA and their ongoing relationship. The Company has adopted policies and procedures to address these conflicts of interest.

OWNERSHIP OF THE COMMON STOCK INVOLVES RISKS ASSOCIATED WITH THE CORRECTIONS AND DETENTION INDUSTRY

     The Company owns correctional and detention facilities as well as interests in CCA and the Service Companies, companies whose sole business is the operation and management of these types of facilities. Its revenues and, therefore, its ability to make distributions to its stockholders are dependent on the ability of its tenants to make rental payments and upon the ability of CCA and the Service Companies to make certain payments to the Company. Accordingly, the Company, and its stockholders, are subject to certain operating risks inherent in the corrections and detention industry. Private prison managers typically enter into facility management contracts with government entities for terms of up to five years, with one or more renewal options that may be exercised only by the contracting government agency. Accordingly, a private prison manager's contract with a government entity to operate a Company facility may be terminated, or otherwise not renewed. A private prison manager's cash flow is subject to the receipt of sufficient funding of and timely payment by contracting government entities. If a government entity does not receive sufficient appropriations to cover its contractual obligations, a contract may be terminated or the management fee may be deferred or reduced. Private prison managers are dependent on government agencies to supply their facilities with a sufficient number of inmates to meet the facility's design capacity. A private prison manager may not be able to obtain contracts sufficient to fully occupy its facilities. The private corrections industry is subject to public scrutiny. Negative publicity about an escape, riot or other disturbance at a privately managed facility may result in publicity adverse to the Company and the private corrections industry in general. Organized labor unions in many states have increasingly opposed the awarding of contracts to private prison managers. In addition, several states have enacted, or are considering, legislation imposing restrictions upon private prison managers. Any of these occurrences could adversely affect the ability of private prison managers which operate facilities owned by the Company, including CCA, to make rental payments to the Company.

     Furthermore, the Company's ownership of correctional and detention facilities and its ownership interest in companies which operate and manage such facilities could expose it to potential third party claims or litigation by prisoners or other persons, which, if resolved in a manner adverse to the Company, could adversely affect the financial position of the Company.

OWNERSHIP OF THE COMMON STOCK INVOLVES RISKS INHERENT IN INVESTMENT IN REAL ESTATE PROPERTIES

     Investments in correctional and detention facilities and any additional properties in which the Company may invest in the future are subject to risks typically associated with investments in real estate. Such risks include the possibility that correctional and detention facilities, and any additional investment properties, will generate total rental revenues lower than those anticipated or will yield returns lower than those available through investment in comparable real estate or other investments. Furthermore, equity investments in real estate are relatively illiquid and, therefore, the ability of the Company to vary its portfolio promptly in response to changed conditions will be limited. Moreover, eight of the facilities currently owned or under development by the Company are or will be subject to an option to purchase by certain government agencies. If any of these options are exercised, there exists the risk that the Company will not recoup its full investment from the applicable facility or that it will be otherwise unable to invest the proceeds from the sale of the facility in one or more properties that yield as much revenue as the property acquired by the government entity. In addition, ownership of three of the Company's facilities currently owned or under development by the Company will, upon the expiration of a specified time period, revert to the respective government agency contracting with the Company or with CCA.

     Investments in correctional and detention facilities subject the Company to risks involving potential exposure to environmental liability and uninsured loss. The operating costs of the Company may be adversely affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Additionally, although the Leases require CCA to maintain insurance with respect to each of the Company's facilities leased to CCA, there are certain types of losses, such as losses from earthquakes, which may be either uninsurable or for which it may not be economically feasible to obtain insurance coverage, in light of the substantial costs associated with such insurance. Should an uninsured loss occur, the Company could lose both its capital invested in, and anticipated profits from, one or more of the facilities owned by the Company.

THE COMPANY'S FAILURE TO QUALIFY AS A REIT COULD ADVERSELY AFFECT STOCKHOLDERS OF THE COMPANY

     The Company will elect to be taxed as a REIT for federal income tax purposes beginning with its taxable year ending December 31, 1999. No assurance can be made that the Company will qualify, or continue to qualify, as a REIT. Qualification as a REIT involves the application of highly technical and complex provisions of the Code for which there are only limited judicial or administrative interpretations, as well as various factual matters and circumstances not entirely within the Company's control. Application of these provisions to the Company is even more difficult because of certain aspects of the Company's organizational structure, including its relationships with CCA and the Service Companies.

     If the Company fails to qualify as a REIT, it will be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Company also would be disqualified from re-electing REIT status for the four taxable years following the year during which qualification is lost. Failure to qualify as a REIT would reduce the net earnings of the Company available for distribution to its stockholders because of the additional tax liability to the Company for the year or years involved. To the extent that distributions to its stockholders would have been made in reliance upon the Company's qualifying as a REIT, the Company might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax. The failure to qualify as a REIT would also constitute a default under the Company's current, and potentially its future, debt obligations.

                                   THE PLANS

GENERAL

     This Prospectus relates to an aggregate of 1,713,994 shares of Common Stock issuable upon the exercise of all outstanding options or the vesting of all deferred shares granted to former directors, officers and employees of Old CCA, other than Doctor R. Crants, at various times prior to the Merger pursuant to certain stock option and stock bonus plans and an option agreement (all as described in more detail herein) assumed by the Company in the Merger. Immediately prior to the Merger, all option holders and the deferred share holders were either current or past employees of Old CCA or current or past members of the Board of Directors of Old CCA. In connection with the Merger, each director of Old CCA at the time of the Merger, as well as William F. Andrews, a member of the Board of Directors of Old CCA until May 1998, became a director of either CCA or one of the Service Companies, and each employee of Old CCA at the time of the Merger became an employee of either CCA or one of the Service Companies. With the exception of Doctor R. Crants, who currently serves as Chairman of the Board of Directors and Chief Executive Officer of the Company, and Jean-Pierre Cuny, who currently serves as a director of the Company, no director, officer or employee of Old CCA became, or currently is, a director, officer or employee of the Company as the result of the Merger.

OLD CCA OPTIONS

     The shares of Common Stock issuable pursuant to the exercise of options assumed by the Company in the Merger that were outstanding as of December 31, 1998 and that were previously granted to officers, directors and employees of Old CCA were granted under the (i) Corrections Corporation of America 1985 Stock Option Plan (the "Old CCA 1985 Stock Option Plan"); (ii) Corrections Corporation of America 1991 Flexible Stock Option Plan (the "Old CCA 1991 Flexible Option Plan"); (iii) Corrections Corporation of America Non-Employee Directors' Stock Option Plan (the "Old CCA Directors' Plan"); and (iv) Corrections Corporation of America 1995 Employee Stock Incentive Plan (the "Old CCA 1995 Incentive Plan") (collectively, the "Old CCA Option Plans") and under an option agreement with Joseph F. Johnson, Jr., a director of Old CCA, outside of any Old CCA Option Plan (the "Johnson Option Agreement") (the options granted under the Old CCA Option Plans, together with the options granted under the Johnson Option Agreement, are known herein, collectively, as the "Old CCA Options"). The Old CCA Options were converted from the right to purchase shares of Old CCA Common Stock into the right to purchase shares of Common Stock according to the exchange ratio (the "Conversion") set forth in the Merger Agreement. The exercise price of each Option was adjusted to reflect the Conversion. The terms of the options are the same as before the Merger, except that, upon their exercise, a recipient shall receive shares of Common Stock rather than shares of Old CCA Common Stock.

     Options granted to Doctor R. Crants in his capacity as an officer and director of Old CCA, which were converted into options to purchase Common Stock, have been registered pursuant to a Registration Statement on Form S-8 (Reg. no. 333-70625), filed by the Company with the Commission on January 15, 1999 (the "Registration Statement on Form S-8").

OLD CCA DEFERRED SHARES

     The shares of Common Stock issuable pursuant to the award of deferred shares of Old CCA Common Stock to Darrell K. Massengale and David L. Myers (the "Deferred Shares") were issued under the Amended and Restated Corrections Corporation of America 1989 Stock Bonus Plan (the "Old CCA Deferred Share Plan") (the Old CCA Option Plans, together with the Old CCA Deferred Share Plan, are known, collectively, as the "Plans"). In connection with the Merger, the right to receive Deferred Shares of Old CCA Common Stock was converted into the right to receive Deferred Shares of Common Stock. The Deferred Shares were converted according to the exchange ratio set forth in the Merger Agreement, and the terms of the Deferred Shares are the same as before the Merger, except that upon the issuance of the Deferred Shares, the recipient will receive shares of Common Stock rather than shares of Old CCA Common Stock.

     Deferred Shares granted to Doctor R. Crants as an employee of the Company which were converted into Deferred Shares of Common Stock have been registered with the Commission pursuant to the Company's Registration Statement on Form S-8.

PRISON REALTY OPTION AND SHARE COMPENSATION PLANS

     In addition to the assumption of the Old CCA Options and the Deferred Shares in the Merger, the Company also assumed certain outstanding obligations of Prison Realty as of January 1, 1999 to issue its common shares, $0.01 par value per share ("Prison Realty Common Shares"), to employees and trustees of Prison Realty upon the exercise of options granted under the (i) CCA Prison Realty Trust Employee Share Incentive Plan and (ii) CCA Prison Realty Trust Non-Employee Trustees' Share Option Plan, as amended, (collectively, the "Prison Realty Option Plans"). Pursuant to the terms of the Merger Agreement, Prison Realty Common Shares to be issued under the Prison Realty Option Plans were converted into the right to receive the same number of shares of Common Stock under the same terms as before the Merger, except that upon exercise of the Prison Realty options, a recipient shall receive shares of Common Stock rather than Prison Realty Common Shares. All trustees, officers and employees of Prison Realty at the time of the Merger currently serve as directors, officers or employees of the Company, and the shares of Common Stock to be issued to these individuals as a result of the Company's assumption of the Prison Realty Option Plans have been registered with the Commission pursuant to the Company's Registration Statement on Form S-8.

     The Company has adopted the Prison Realty Option Plans and has made and presently intends to continue to make grants and/or issuances to its directors, officers and employees under such plans. In connection therewith, the Company has previously registered with the Commission shares of Common Stock available for issuance under the Prison Realty Option Plans, as adopted by the Company, pursuant to the Company's Registration Statement on Form S-8.

DESCRIPTION OF COMMON STOCK

     For a complete description of the Common Stock to be issued pursuant to the exercise of the Old CCA Options and the award of the Deferred Shares, please refer to the discussion under the heading "New Prison Realty Capital Stock" included in the Company's Prospectus filed with the Commission on October 31, 1998 pursuant to Rule 424(b)(4) under the Securities Act, as supplemented on November 20, 1998, included in its Registration Statement on Form S-4 filed with the Commission on September 30, 1998, as subsequently amended (Reg. no. 333-65017), and under the heading "Description of Capital Stock -- Common Stock" included in the Company's Registration Statement on Form S-3 (Reg. no. 333-70419), filed with the Commission on January 11, 1999.

     A maximum of 1,713,994 shares of Common Stock is available for issuance under the Plans. Generally, no individual may own more than 9.8% of the outstanding shares of Common Stock at any time. For a more detailed discussion of the restrictions on ownership of the Common Stock, please refer to the heading "Description of Capital Stock -- Restrictions on Ownership of Capital Stock" included in the Company's Registration Statement on Form S-3 (Reg. no. 333-70419), filed with the Commission on January 11, 1999.

                              SUMMARY OF THE PLANS

     No additional awards will be made under any of the Plans. However, the Company assumed the outstanding obligations of Old CCA under each of the Plans in connection with the Merger and will continue their existence until all outstanding options are either exercised in full or until the terms of such options expire. The following summary describes the Plans, their administration, characteristics of the awards made under each Plan and certain other relevant provisions of each Plan.

OLD CCA 1985 STOCK OPTION PLAN

PURPOSE

     The Old CCA 1985 Stock Option Plan was designed to serve as an incentive to, and to encourage stock ownership by, selected employees and directors of Old CCA and its subsidiaries. The plan was designed to attract and retain highly motivated executives and employees by enabling such persons to acquire a proprietary interest in, or to increase their existing proprietary interest in, Old CCA.

ADMINISTRATION

     The Old CCA 1985 Stock Option Plan provides that the plan must be administered by a committee appointed by the Board of Directors of the Company, consisting of not less than three members who are not, and have not at any time within the preceding period of one year, been eligible to receive a stock option grant pursuant to the plan or any other grant of stock, stock options or stock appreciation rights under any other plan of Old CCA or its affiliates. The plan is currently being administered by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). The current members of the Compensation Committee are Joseph V. Russell, C. Ray Bell, Jackson W. Moore and Rusty L. Moore. Subject to the terms and conditions of the plan, the Compensation Committee is authorized to interpret and construe any provision of the plan and any provision of any option granted pursuant to the terms of the plan. The plan provides that no member of the Compensation Committee will be liable for any action or determination made in good faith with respect to the plan or any option granted under it. Additionally, the plan provides that the members of the Compensation Committee shall be indemnified by the Company against the reasonable expenses incurred in connection with any action taken or failure to act in connection with the plan or any option granted under the plan, unless such Compensation Committee member is liable for negligence or misconduct in the performance of his duties.

SHARES AVAILABLE; RESTRICTIONS ON TRANSFER OF AWARDS; LIMITATIONS ON RESALE OF COMMON STOCK UPON EXERCISE

     The Company has assumed the obligation to issue 1,610 shares of Common Stock under the Old CCA 1985 Stock Option Plan. No further option grants will be made under the plan. The Common Stock to be delivered under the plan pursuant to the exercise of an option shall be issued directly from the authorized, but unissued, Common Stock which is held in reserve for such issuance by the Company.

     The Compensation Committee is authorized by the terms of the Old CCA 1985 Stock Option Plan to make appropriate adjustments in the number of shares covered by each option granted under the plan in the event that a dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, split-up, combination, repurchase, share exchange or other similar corporate transaction or change in the capital structure of the Company affects the Common Stock such that an adjustment is appropriate. A dissolution or liquidation of the Company shall cause all options granted under the plan to terminate as to any portion thereof not exercised as of the effective date of such dissolution or liquidation.

     Options granted pursuant to the plan are generally non-transferable and may be transferred only by will or the laws of descent and distribution applicable to the participant, and such options are exercisable during a participant's lifetime only by the participant; provided, however, that these restrictions on transfer may have been modified or removed by the terms and provisions of the stock option agreement entered into by the participant and Old CCA pursuant to the grant of an option under the plan. Because options granted under the plan are generally non-transferable, no liens may be created against a participant's interest in the plan, as the options may not be assigned as a security interest.

     The plan does not impose any restriction on the resale of the Common Stock acquired pursuant to the exercise of an option granted under the plan. However, any "affiliate" of the Company (defined in Rule 405 under the Securities Act to include persons who directly or indirectly, through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) may not use this Prospectus to offer and sell shares of Common Stock they acquire under the plan. They may, however, sell such shares:

          (1) pursuant to an effective registration statement under the Securities Act;

          (2) in compliance with Rule 144 under the Securities Act; or

          (3) in a transaction otherwise exempt from the registration requirements of the Securities Act.

     Each participant who is the beneficial owner of at least 10% of the outstanding shares of the Common Stock and each participant who is a director or a policy-making officer of the Company is subject to Section 16(b) of the Exchange Act, which requires such persons to disgorge to the Company any "profits" resulting from a sale and purchase (or purchase and sale) of shares of the Common Stock within a six month period. For such participants, sales of certain shares of Common Stock occurring within six months of the exercise of options under the plan may result in Section 16(b) liability, unless one or both of those transactions are exempt. However, even if a transaction is exempt under
Section 16(b), the general prohibition of federal and state securities laws on trading securities while in possession of material non-public information concerning the issuer continues to apply.

TERM; AMENDMENT

     The Old CCA 1985 Stock Option Plan provided for the grant of options from time to time within a period of ten years from the date the plan was adopted. No additional options will be granted under the plan. Any options which were granted under the plan and which have not otherwise expired by their terms may still be exercised by the holders thereof.

     Although the Board of Directors of the Company has authority under the Old CCA 1985 Stock Option Plan to amend or revise the plan, it does not have authority under the plan to revoke or alter the terms of any option previously granted in accordance with the terms of the plan. Additionally, the Board of Directors of the Company may not remove the administration of the plan from the Compensation Committee or decrease the price at which options previously granted may be exercised for shares of Common Stock without the approval of the stockholders of the Company.

ELIGIBILITY

     The Old CCA 1985 Stock Option Plan provided that "key employees" (as hereinafter defined) of Old CCA and directors of Old CCA who were not employees of Old CCA, or its subsidiaries, and who did not serve on the Executive Committee of the Board of Directors of Old CCA, were eligible to receive options under the plan. The term "key employees" was defined in the plan to include employees who were officers of Old CCA who did not serve on the Executive Committee of the Board of Directors of Old CCA, department managers, facility administrators and certain other persons designated by Old CCA. No member of the committee of the Board of Directors of Old CCA which administered the plan prior to the Merger was eligible to receive an option under the plan.

AWARDS OF STOCK OPTIONS UNDER THE PLAN

     The Old CCA 1985 Stock Option Plan authorized the grant of stock options, including both incentive stock options ("ISOs") potentially resulting in favorable tax treatment to the participant and non-qualified stock options (i.e., options not qualifying as ISOs). The terms of any ISO granted under the plan were intended to comply in all respects with the provisions of Code Section
422. Pursuant to the plan, the aggregate fair market value (determined at the time an ISO was granted) of the CCA Common Stock with respect to which ISOs were exercisable for the first time by any one participant during any calendar year could not exceed $100,000. For purposes of this limitation, all of the then-existing option plans of CCA and its subsidiaries were taken into account. The plan also provided that no term of the plan relating to ISOs could be interpreted, amended or altered, nor could any discretion or authority granted under the plan be exercised, so as to disqualify either the plan or any ISO under Code Section 422, unless first approved by the stockholders of the Company.

PURCHASE OF AND PAYMENT FOR SHARES

     Generally, options were granted under the Old CCA 1985 Stock Option Plan to eligible participants for no monetary consideration. However, participants in the plan have been, and currently are, required to make payment for any shares of stock which are purchased pursuant to the exercise of an option granted under the plan. The payment for such shares shall be made in cash or, in the sole discretion of the Compensation Committee, in shares of Common Stock. The price to be paid for shares of Common Stock pursuant to the exercise of an option is determined by the Compensation Committee, but the plan provides that such exercise price may not be less than 100% of the fair market value of the underlying Old CCA Common Stock, as adjusted to reflect the Merger, on the date of the grant of the option, determined by reference to the closing price of such shares on the date of the grant on the national securities exchange on which such shares were then traded.

OTHER MATERIAL PROVISIONS

     The granting of an option pursuant to the terms of the plan does not obligate the plan participant to exercise such option. Because a participant is not bound to exercise an option, there is no provision in the plan regarding a participant's withdrawal. However, upon the occurrence of certain events (e.g. the expiration of the option's term, the termination of a participant's employment with either Operating Company or one of the Service Companies, as the case may be) the unexercised portion of any option may be terminated.

TAX EFFECTS OF PLAN PARTICIPATION

     The Old CCA 1985 Stock Option Plan is not qualified under Section 401(a) of the Code. In the Merger, all ISOs granted under the plan became non-qualified stock options. The following is a summary of the general tax treatment of plan participants and the Company in connection with the options granted pursuant to the plan.

     Regardless of whether the options granted under the plan were originally ISOs or non-qualified stock options, plan participants generally did not recognize income upon the grant of stock options under the plan and generally will not recognize income at any other time prior to the exercise of the options. Upon exercise, a participant will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the sum of the exercise price of the Common Stock plus the amount, if any, paid by such participant for the option. The Company will then be entitled to a deduction in an amount equal to the amount of compensation recognized by the participant. A subsequent disposition of the Common Stock acquired upon exercise of an option and held as a capital asset will result in a capital gain or loss measured by the difference between the fair market value of the shares on the date the option was exercised and the amount realized on later disposition. Such gain or loss will generally be a long-term gain or loss if the stock is held for a period of one year or more after the date of exercise.

     The preceding summary should not be construed as legal, tax or investment advice. Each participant in the plan should consult his or her own counsel, accountant or business or tax advisor as to the legal, tax and related consequences of either the exercise of an option granted pursuant to the plan or the transfer of Common Stock acquired as a result of the exercise of an option.

OLD CCA DEFERRED SHARE PLAN

PURPOSE

     The purpose of the Old CCA Deferred Share Plan was to advance the interests of Old CCA by providing it with a method of compensating and rewarding key employees and by providing an opportunity to selected key employees of Old CCA, or its subsidiaries, to acquire shares of Old CCA Common Stock. The plan was intended to incentivize key employees, aid Old CCA in retaining the services of key employees and attract new management personnel.

ADMINISTRATION

     The Old CCA Deferred Share Plan was administered by the President of Old CCA, who was empowered to, subject to the express provisions of the plan, (i) issue Deferred Shares under the plan, (ii) set terms and conditions of forfeiture for Deferred Shares and/or awards of Deferred Shares, (iii) restrict transfers of the Deferred Shares, (iv) fix the time or times at which Deferred Shares were to be issued, and (iv) establish contingencies to the vesting of forfeitable Deferred Shares, including, without limitation, performance goals. After completion of the Merger, the Compensation Committee assumed administration of the plan. Although the Compensation Committee will not make additional awards under the plan, the Compensation Committee will establish such rules and regulations deemed necessary and advisable for the proper administration of the plan.

SHARES AVAILABLE; RESTRICTIONS ON TRANSFER OF AWARDS; LIMITATIONS ON RESALE OF COMMON STOCK UPON EXERCISE

     The Company has assumed the obligation to issue 154,897 shares of Common Stock to former employees of Old CCA other than Doctor R. Crants under the Old CCA Deferred Share Plan. No further grants of Deferred Shares will be made under the plan. The Common Stock to be issued by the Company in satisfaction of its outstanding obligations under the plan shall be issued directly from the authorized, but unissued, Common Stock which is held in reserve for such issuance by the Company.

     Prior to the Merger, the transferability of the Deferred Shares may have been restricted by Old CCA's President, as administrator of the Old CCA Deferred Share Plan, in such manner and upon such terms deemed necessary or desirable. The Compensation Committee, as the current administrator of the Old CCA Deferred Share Plan, may restrict the transferability of the Deferred Shares, in such manner and upon such terms as the Compensation Committee deems necessary or desirable.

     The Old CCA Deferred Share Plan does not impose any restrictions on the resale of the Common Stock issued to plan participants upon the vesting of Deferred Shares under the plan. However, any "affiliate" of the Company (defined in Rule 405 under the Securities Act to include persons who directly or indirectly, through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) may not use this Prospectus to offer and sell shares of Common Stock they acquire under the plan. They may, however, sell such shares:

          (1) pursuant to an effective registration statement under the Securities Act;

          (2) in compliance with Rule 144 under the Securities Act; or

          (3) in a transaction otherwise exempt from the registration requirements of the Securities Act.

     Each participant who is the beneficial owner of at least 10% of the outstanding shares of the Common Stock and each participant who is a director or a policy-making officer of the Company is subject to Section 16(b) of the Exchange Act, which requires such persons to disgorge to the Company any "profits" resulting from a sale and purchase (or purchase and sale) of shares of the Common Stock within a six month period. For such participants, sales of shares of Common Stock occurring within six months of the vesting of Deferred Shares under the plan may result in such Section 16(b) liability, unless one or both of those transactions are exempt. However, even if a transaction is exempt under

Section 16(b), the general prohibition of federal and state securities laws on trading securities while in possession of material non-public information concerning the issuer continues to apply.

TERM; AMENDMENT

     Although the terms of the Old CCA Deferred Share Plan provide that additional Deferred Shares may be awarded under the plan until June 8, 1999, no further awards of Deferred Shares will be made by the Company pursuant to the plan. However, the Company is obligated to issue Common Stock upon the vesting of currently outstanding Deferred Shares previously awarded under the plan.

     Pursuant to the terms of the Old CCA Deferred Share Plan, the Board of Directors of Old CCA could have, and the Board of Directors of the Company may, at any time, terminate the plan or make such changes in or additions to the plan as deemed advisable, unless such termination or amendment would adversely affect or impair any executory agreements evidencing the grant of Deferred Shares.

ELIGIBILITY; AWARD CRITERIA

     Key employees of Old CCA (including all officers of Old CCA, with the exception of Old CCA's President) and members of the Board of Directors of Old CCA who were also employees of Old CCA were eligible to receive Deferred Shares under the Old CCA Deferred Share Plan. The key employees to whom Deferred Shares were awarded under the plan were determined by Old CCA's President in his sole and absolute discretion, as administrator of the plan. Pursuant to the terms of the plan, such determination could take into account the nature of the services rendered to Old CCA by a key employee, contributions to the success of Old CCA made by a participant and other relevant factors.

AWARDS OF DEFERRED SHARES UNDER THE PLAN

     Pursuant to the terms of the Old CCA Deferred Share Plan, the award of Deferred Shares under the plan entitled the recipient of such award to receive, without monetary consideration, a certain amount of Old CCA Common Stock if, and only if, the recipient remained employed by Old CCA throughout a defined vesting period. Upon the Company's assumption of Old CCA's obligations under the plan in connection with the Merger, the Company became obligated to issue Common Stock upon completion of these vesting periods.

TAX EFFECTS OF PARTICIPATION IN THE PLAN

     The Old CCA Deferred Share Plan is not qualified under Section 401(a) of the Code. The following is a summary of the general tax treatment of plan participants and the Company in connection with the Deferred Shares granted pursuant to the plan.

     Generally, the Deferred Shares will become taxable to a recipient of Deferred Shares in the taxable year of the recipient in which the Deferred Shares are received, unless the Deferred Shares are substantially nonvested. The Deferred Shares will be considered substantially nonvested if they are subject to a substantial risk of forfeiture and are nontransferable. If Deferred Shares are substantially nonvested when granted, the Deferred Shares will be subject to federal income tax in the taxable year of the recipient in which they become substantially vested. The fair market value of the Deferred Shares at the time such Deferred Shares become substantially vested (or on the date on which such Deferred Shares are granted, if they are substantially vested at such time) will be considered compensation which is taxable as ordinary income to the participant. The Deferred Shares are considered substantially vested when they are either transferable or no longer subject to a substantial risk of forfeiture. A substantial risk of forfeiture exists where rights to the Deferred Shares are conditioned, directly or indirectly, upon the future performance of substantial services by the participant, or are contingent on the satisfaction of a condition related to a purpose for which the Deferred Shares were granted. The Deferred Shares are not considered subject to a substantial risk of forfeiture to the extent that the Company is required to pay the fair market value of a portion of the Deferred Shares to the participant upon return of the Deferred Shares. The rights of the participant with respect to the Deferred Shares are considered transferable if the participant can transfer his interest in such Deferred Shares to any person other than the Company, and the rights of such transferee in the Deferred Shares are not themselves subject to a substantial risk of forfeiture. (The Deferred Shares are not considered transferable merely because the participant may designate a beneficiary to receive the Deferred Shares in the event of his death). The Company will receive a deduction equal to the amount includable in the participant's income, but only if the Company deducts and withholds upon such amount. Such deduction is allowed for the fiscal year of the Company which includes the end of the participant's taxable year with respect to which the participant must report taxable income related to the receipt of the Deferred Shares.

     A participant may have elected to include the fair market value of Deferred Shares (as of the date on which he received such Deferred Shares) in his income in the year in which the Deferred Shares were received by him, even if the Deferred Shares were substantially nonvested. If this election was made by a participant, the value of the Deferred Shares was considered compensation taxable as ordinary income to the participant as of the time of receipt, even though the Deferred Shares were subject to vesting conditions.

     The preceding summary should not be construed as legal, tax or investment advice. Each participant in the plan should consult his or her own counsel, accountant or business or tax advisor as to the legal, tax and related consequences of the grant of Deferred Shares pursuant to the plan.

OLD CCA 1991 FLEXIBLE STOCK OPTION PLAN

PURPOSE

     The Old CCA 1991 Flexible Option Plan was intended to serve as an incentive to, and to encourage stock ownership by, selected employees and directors of Old CCA and its subsidiaries, so that they could acquire a proprietary interest, or increase their existing proprietary interest, in Old CCA and share in its success.

ADMINISTRATION

     The Old CCA 1991 Flexible Option Plan is currently being administered by the Compensation Committee. Subject to the terms and conditions of the plan, the Compensation Committee is authorized to interpret and construe any provision of the plan and any provision of any option granted pursuant to the terms of the plan.

SHARES AVAILABLE; RESTRICTIONS ON TRANSFER OF AWARDS; LIMITATIONS ON RESALE OF COMMON STOCK UPON EXERCISE

     The Company has assumed the obligation to issue 68,250 shares of Common Stock under the Old CCA 1991 Flexible Option Plan. No further option grants will be made under the plan. The Common Stock to be delivered under the plan pursuant to the exercise of an outstanding option shall be issued directly from the authorized, but unissued, Common Stock which is held in reserve for such issuance by the Company. Under the plan, the Compensation Committee is authorized, in the event the number of shares of Common Stock are changed by reason of stock splits, stock dividends, reverse stock splits, combinations of shares or similar transactions, to proportionately adjust the number of shares for which options may thereafter be granted under the plan, the number of shares then subject to outstanding options and the price per share payable upon the exercise of such options so as to reflect such change. Options granted under the plan may also contain provisions for their continuation or for other equitable adjustments after changes in shares of Common Stock resulting from the reorganization, sale, merger or consolidation of the Company or similar occurrences.

     Options granted pursuant to the Old CCA 1991 Flexible Option Plan are generally non-transferable and may be transferred only by will or the laws of descent and distribution applicable to the plan participant, and such options are exercisable during a participant's lifetime only by the participant. These restrictions on transfer, however, may have been modified or removed by the terms and provisions of the stock option agreement entered into by the participant and the Company pursuant to the grant of an option under the plan. Because options granted under the plan are generally non-transferable, no liens may be created against a participant's interest in the plan, as the options may not be assigned as a security interest.

     Any "affiliate" of the Company (defined in Rule 405 under the Securities Act to include persons who directly or indirectly, through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) may not use this Prospectus to offer and sell shares of Common Stock they acquire under the plan. They may, however, sell such shares:

          (1) pursuant to an effective registration statement under the Securities Act;

          (2) in compliance with Rule 144 under the Securities Act; or

          (3) in a transaction otherwise exempt from the registration requirements of the Securities Act.

     Each participant who is the beneficial owner of at least 10% of the outstanding shares of the Common Stock and each participant who is a director or a policy-making officer of the Company is subject to Section 16(b) of the Exchange Act, which requires such persons to disgorge to the Company any "profits" resulting from a sale and purchase (or purchase and sale) of shares of the Common Stock within a six month period. For such participants, sales of certain shares of Common Stock occurring within six months of the exercise of options under the plan may result in Section 16(b) liability, unless one or both of those transactions are exempt. However, even if a transaction is exempt under
Section 16(b), the general prohibition of federal and state securities laws on trading securities while in possession of material non-public information concerning the issuer continues to apply.

TERM; AMENDMENT

     Although the terms of the Old CCA 1991 Flexible Option Plan provide that options may be granted under the plan until April 12, 2001, no further options will be granted under the plan. Any unexercised options which were granted under the plan and which have not otherwise expired by their terms may still be exercised by the holders thereof.

     Although the Board of Directors of the Company has authority under the Old CCA 1991 Flexible Option Plan to amend, revise or suspend the plan, it does not have authority under the plan to revoke or alter the terms of any option previously granted in accordance with the terms of the plan. Additionally, the Board of Directors of the Company may not remove the administration of the plan from the Compensation Committee or decrease the price at which options previously granted may be exercised into shares of Common Stock without the approval of the stockholders of the Company.

ELIGIBILITY

     The Old CCA 1991 Flexible Option Plan provided that the persons eligible to participate in the plan were to be "key employees" (as hereinafter defined) of Old CCA, or any of its subsidiaries, and directors of Old CCA who were not employees of Old CCA, or any of its subsidiaries, and who did not serve on the committee of the Board of Directors of Old CCA which administered the plan (the "Old CCA Flexible Option Plan Committee"). The term "key employees" was defined in the plan to include employees who were officers of the Company not serving on the Old CCA Flexible Option Plan Committee, department managers, facility administrators and certain other employees designated as "key employees" by the CCA Flexible Option Plan Committee. No person was eligible to receive an option for a larger number of shares than was recommended by the Old CCA Flexible Option Plan Committee. No member of the Old CCA Flexible Option Plan Committee was eligible to receive an option under the plan.

AWARD OF STOCK OPTIONS UNDER THE PLAN

     The Old CCA 1991 Flexible Option Plan authorized the Old CCA Flexible Option Plan Committee to grant stock options, including both ISOs potentially resulting in favorable tax treatment to the participant and non-qualified stock options (i.e., options not qualifying as ISOs) to eligible participants. The terms of any ISO granted under the plan were intended to comply in all respects with the provisions of Code Section 422. Pursuant to the plan, the aggregate fair market value (determined at the time an ISO was granted) of the Old CCA Common Stock with respect to which ISOs were exercisable for the first time by any one participant during any calendar year could not exceed $100,000. For purposes of this limitation, all of the then-existing option plans of Old CCA and its subsidiaries were taken into account. The plan also provided that no term of the plan relating to ISOs could be interpreted, amended or altered, nor could any discretion or authority granted under the plan be exercised, so as to disqualify either the plan or any ISO under Code Section 422, unless first approved by the stockholders of Old CCA.

PURCHASE OF AND PAYMENT FOR SHARES

     Generally, Old CCA granted options under the Old CCA 1991 Flexible Option Plan to eligible participants for no monetary consideration. However, participants in the plan have been, and currently are, required to make payment for any shares of stock which are purchased pursuant to the exercise of an option granted under the plan. The payment for such shares shall be made in cash or, in the sole discretion of the Compensation Committee, in shares of Common Stock. The price to be paid for shares of Common Stock pursuant to the exercise of an option was determined by the Old CCA Flexible Option Plan Committee, but the plan provides that such exercise price may not be less than 100% of the fair market value of the underlying Old CCA Common Stock, as adjusted to reflect the Merger, on the date of the grant of the option, determined by reference to the closing price of such shares on the date of the grant on the national securities exchange on which such shares were then traded.

OTHER MATERIAL PROVISIONS

     The grant of an option pursuant to the terms of the plan does not obligate a participant in the Old CCA 1991 Flexible Option Plan to exercise such option. Because a participant in the plan is not bound to exercise an option, there is no provision in the plan regarding a participant's withdrawal. However, upon the occurrence of certain events (e.g., the expiration of the option's term), the unexercised portion of any option may be terminated.

TAX EFFECTS OF PLAN PARTICIPATION

     The Old CCA 1991 Flexible Option Plan is not qualified under Section 401(a) of the Code. In the merger, each ISO granted under the plan became a non-qualified stock option. The following is a summary of the general tax treatment of plan participants and the Company in connection with the options granted pursuant to the plan.

     Generally, plan participants did not recognize income upon the grant of options under the plan and generally will not recognize income at any other time prior to the exercise of the options. Upon exercise, a participant will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the sum of the exercise price of the Common Stock plus the amount, if any, paid by such participant for the option. The Company will then be entitled to a deduction in an amount equal to the amount of compensation recognized by the participant. A subsequent disposition of the Common Stock acquired upon exercise of an option and held as a capital asset will result in a capital gain or loss measured by the difference between the fair market value of the shares on the date the option was exercised and the amount realized on later disposition. Such gain or loss will generally be a long-term gain or loss if the stock is held for a period of one year or more after the date of exercise.

     The preceding summary should not be construed as legal, tax or investment advice. Each participant in the plan should consult his or her own counsel, accountant or business or tax advisor as to the legal, tax and related consequences of either the exercise of an option granted pursuant to the plan or the transfer of Common Stock acquired as a result of the exercise of an option.

OLD CCA DIRECTORS' OPTION PLAN

PURPOSE

     The Old CCA Directors' Option Plan was adopted by Old CCA to advance the interests of Old CCA and its stockholders by encouraging increased stock ownership by the members of the board of directors of Old CCA who were not employees of the Company, or any of its subsidiaries, as a means of aligning their interests with the interests of the stockholders, thereby enhancing long-term stockholder value.

ADMINISTRATION

     The Old CCA Directors' Option Plan provides that the Plan must be administered by the Board of Directors of the Company, acting by a majority of its members in office. Subject to the terms and conditions of the plan, the Board of Directors of the Company has the exclusive power to interpret and construe the terms and provisions of the plan and any provision of any option granted pursuant to the terms of the plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the plan as it may deem desirable. Any decision of the Board of Directors of the Company in the administration of the plan shall be final and conclusive. The plan provides that no member of the Board of Directors of the Company will be liable for any action or determination made in good faith with respect to the plan or any option granted under it. Additionally, the plan provides that the members of the Board of Directors of the Company shall be indemnified by the Company against the reasonable expenses incurred in connection with any action taken or failure to act in connection with the plan or any option granted under the plan, unless such member is liable for negligence or misconduct in the performance of his duties.

SHARES AVAILABLE; RESTRICTIONS ON TRANSFER OF AWARDS; LIMITATIONS ON RESALE OF COMMON STOCK UPON EXERCISE

     The Company has assumed the obligation to issue 474,688 shares of Common Stock under the Old CCA Directors' Option Plan. No further option grants will be made under the plan. The Common Stock to be delivered under the plan pursuant to the exercise of an option shall be issued directly from the authorized, but unissued, Common Stock which is held in reserve for such issuance by the Company. The Board of Directors of the Company is authorized to make appropriate adjustments in the number of shares covered by each option granted under the plan, as well as to the price to be paid for shares upon exercise of any options granted under the plan, in the event that a dividend or other distribution, recapitalization, reorganization, merger, consolidation, liquidation or dissolution of the Company, or any exchange of shares involving Common Stock affecting the Common Stock such that an adjustment is appropriate.

     Options granted pursuant to the Old CCA Directors' Option Plan are generally non-transferable and may be transferred only by will or the laws of descent and distribution applicable to the participant, and such options are exercisable during a participant's lifetime only by the participant; provided, however, that these restrictions on transfer may have been modified or removed by the terms and provisions of a stock option agreement entered into by the participant and Old CCA pursuant to the grant of an option under the plan. Because options granted under the plan are generally non-transferable, no liens may be created against a participant's interest in the plan, as the options may not be assigned as a security interest.

     The plan does not impose any restriction on the resale of the Common Stock acquired pursuant to the exercise of an option granted under the plan. However, any "affiliate" of the Company (defined in Rule 405 under the Securities Act to include persons who directly or indirectly, through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) may not use this Prospectus to offer and sell shares of Common Stock they acquire under the plan. They may, however, sell such shares:

          (1) pursuant to an effective registration statement under the Securities Act;

          (2) in compliance with Rule 144 under the Securities Act; or

          (3) in a transaction otherwise exempt from the registration requirements of the Securities Act.

     Each participant who is the beneficial owner of at least 10% of the outstanding shares of the Common Stock and each participant who is a director or a policy-making officer of the Company is subject to Section 16(b) of the Exchange Act, which requires such persons to disgorge to the Company any "profits" resulting from a sale and purchase (or purchase and sale) of shares of the Common Stock within a six month period. For such participants, sales of certain shares of Common Stock occurring within six months of the exercise of stock options granted under the plan may result in such Section 16(b) liability, unless one or both of those transactions are exempt. However, even if a transaction is exempt under Section 16(b), the general prohibition of federal and state securities laws on trading securities while in possession of material non-public information concerning the issuer continues to apply.

TERM; AMENDMENT

     Although the terms of the Old CCA Directors' Option Plan provide that the plan was to remain in effect until June 4, 2003, no further grants of awards will be made under the plan. Any outstanding unexercised options which were granted under the plan and which have not otherwise expired by their terms may still be exercised by the holders thereof.

     The plan may be amended at any time by the Board of Directors of the Company as it shall deem advisable; provided, however, no amendment of the plan may materially change or impair an option previously granted under the plan without the consent of each affected participant. Additionally, the Board of Directors of the Company may not reduce the exercise price of options granted under the plan, or extend the exercise period of options granted under the plan, without the approval of the Company's stockholders.

ELIGIBILITY

     The Old CCA Directors' Option Plan provided that each member of the Board of Directors of Old CCA who was not an employee of Old CCA, or any of its subsidiaries, was eligible to receive options under the plan.

AWARD OF STOCK OPTIONS UNDER THE PLAN

     All awards under the Old CCA Directors' Option Plan were non-qualified stock options. Options were granted under the plan to eligible participants for no monetary consideration. Each non-employee director initially elected to the Board of Directors of

Old CCA subsequent to the adoption of the plan received non-qualified stock options exercisable into shares of Old CCA Common Stock. Pursuant to the plan, the Board of Directors of Old CCA awarded to all non-employee directors, on each anniversary date of the adoption of the plan, additional non-qualified stock options exercisable for shares of Old CCA Common Stock. The exercise price for each outstanding option awarded pursuant to the plan is the fair market value of the shares of Old CCA Common Stock on the date of the option grant, as adjusted to reflect the Merger. Payment for shares of Common Stock purchased pursuant to the exercise of an option must be made in cash or by tendering to the Company shares of Common Stock owned by the person exercising the option having a fair market value equal to the cash exercise price applicable to such option.

OTHER MATERIAL PROVISIONS

     The Company, during the term of the options granted under the Old CCA Directors' Option Plan, reserves the authority to refuse to issue or sell any shares of Common Stock under the plan to the extent that it receives an opinion of counsel that the issuance or sale of such shares would not be lawful for any reason. Additionally, it is a condition to the issuance of any shares upon the exercise of an option that the participant pay to the Company, upon demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold taxes of any nature.

     The granting of an option pursuant to the terms of the Old CCA Directors' Option Plan does not obligate plan participants to exercise such option. Because plan participants are not bound to exercise options, there is no provision in the plan regarding a participant's withdrawal from the plan.

TAX EFFECTS OF PLAN PARTICIPATION

     The Old CCA Directors' Option Plan is not qualified under Section 401(a) of the Code. All awards granted under the plan were originally non-qualified stock options. Upon completion of the Merger, each non-qualified stock option granted under the plan remained a non-qualified stock option. The following is a summary of the general tax treatment of plan participants and the Company in connection with the options granted pursuant to the plan.

     Generally, plan participants did not recognize income upon the grant of options under the plan and generally will not recognize income at any other time prior to the exercise of the options. Upon exercise, a participant will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the sum of the exercise price of the Common Stock plus the amount, if any, paid by the participant for the option. The Company will then be entitled to a deduction in an amount equal to the amount of compensation recognized by the participant. A subsequent disposition of the Common Stock acquired upon exercise of an option and held as a capital asset will result in a capital gain or loss measured by the difference between the fair market value of the shares on the date the option was exercised and the amount realized on later disposition. Such gain or loss will generally be long-term if the stock is held after the date of exercise for more than one year.

     The preceding summary should not be construed as legal, tax or investment advice. Each participant in the plan should consult his or her own counsel, accountant or business or tax advisor as to the legal, tax and related consequences of either the exercise of an option granted pursuant to the plan or the transfer of Common Stock acquired as a result of the exercise of an option.

OLD CCA 1995 EMPLOYEE STOCK INCENTIVE PLAN

PURPOSE

     The Old CCA 1995 Incentive Plan was adopted by Old CCA to attract, retain and reward certain key employees by offering these employees performance-based stock incentives and/or other equity interests or equity-based incentives.

ADMINISTRATION

     The Old CCA 1995 Incentive Plan provided that the plan must be administered by a committee of the board of directors consisting of not less than two "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Exchange Act. The plan is currently administered by the Compensation Committee. Subject to the terms and conditions of the plan, the Committee is authorized to interpret the provisions of the plan; to adopt, amend and repeal rules, guidelines and practices governing the plan; and to otherwise supervise the administration of the plan in its full discretion.

SHARES AVAILABLE; RESTRICTIONS ON TRANSFER OF AWARDS; LIMITATIONS ON RESALE OF COMMON STOCK UPON EXERCISE

     The Company has assumed the obligation to issue 944,549 shares of Common Stock pursuant to the exercise of stock options previously granted under the Old CCA 1995 Incentive Plan. No further option grants will be made under the plan. The Common Stock to be delivered under the plan pursuant to the exercise of an option shall be issued directly from the authorized, but unissued, Common Stock which is held in reserve for such issuance by the Company. Pursuant to the Old CCA 1995 Incentive Plan, the Compensation Committee is empowered to adjust the number or exercise price of shares outstanding in the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Common Stock.

     Stock options granted under the Old CCA 1995 Incentive Plan are transferable only by will or by the laws of descent and distribution, and all stock options shall be exercisable, during the lifetime of the participant, only by the participant. Any unexercised stock options will terminate upon the termination of that participant's employment with either Operating Company or one of the Service Companies, as the case may be, subject to the exceptions set forth below. If a participant's employment terminates by reason of death, such options may be exercised by the legal representative of the participant's estate, or by a legatee under a will, up to a period of one year from the date of the participant's death. If a participant's employment is terminated by reason of disability or retirement, such options may be exercised for a period of up to three years from the date of such event (subject, however, to the exercise limitations applicable in the event of a participant's death).

     The Old CCA 1995 Incentive Plan does not impose any restrictions on the resale of Common Stock issued to plan participants pursuant to the exercise of options granted under the plan. However, any "affiliate" of the Company (defined in Rule 405 under the Securities Act to include persons who directly or indirectly, through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) may not use this Prospectus to offer and sell shares of Common Stock they acquire under the plan. They may, however, sell such shares:

          (1) pursuant to an effective registration statement under the Securities Act;

          (2) in compliance with Rule 144 under the Securities Act; or

          (3) in a transaction otherwise exempt from the registration requirements of the Securities Act.

     Each participant who is the beneficial owner of at least 10% of the outstanding shares of the Company's Common Stock and each participant who is a director or a policy-making officer of the Company is subject to Section 16(b) of the Exchange Act, which requires such persons to disgorge to the Company any "profits" resulting from a sale and purchase (or purchase and sale) of shares of the Common Stock within a six month period. For such participants, sales of certain shares of Common Stock occurring within six months of the exercise of an option awarded under the plan may result in such Section 16(b) liability, unless one or both of those transactions are exempt, as described below in more detail. However, even if a transaction is exempt under Section 16(b), the general prohibition of federal and state securities laws on trading securities while in possession of material non-public information concerning the issuer continues to apply.

TERM; AMENDMENT

     Although the terms of the Old CCA 1995 Incentive Plan provide that awards may be granted under the plan until March 20, 2005, the Company will not issue additional awards under the plan. The plan will terminate at such time as the Company has no further rights and obligations with respect to outstanding awards under the plan.

     The Old CCA 1995 Incentive Plan provides that the Board of Directors of the Company may amend, alter or discontinue the plan. However, the Board of Directors of the Company may not amend, alter or discontinue the plan without the written consent of a participant in the plan if such action would may impair the rights of that participant. The Board of Directors of the Company may not amend, alter or discontinue the plan, without the approval of the Company's stockholders, if such action would change the pricing terms of stock options and stock purchase rights granted under the plan or extend the maximum exercise term for stock options granted under the plan. The plan also provides that the Compensation Committee may amend the terms of any stock option or other award granted to a participant under the plan prospectively or retroactively, if such amendment would not impair the rights of such participant.

ELIGIBILITY

     Officers and other key employees of Old CCA and certain of its subsidiaries, other than members of the committee of the Board of Directors of Old CCA which administered the Old CCA 1995 Incentive Plan (the "Old CCA Incentive Plan Committee") and individuals who served only as directors of Old CCA, responsible for the management, growth and/or profitability of the business of Old CCA, and/or certain of its subsidiaries, were eligible to be granted awards under the plan.

AWARD OF STOCK OPTIONS UNDER THE PLAN

     The Old CCA 1995 Incentive Plan authorized the Old CCA Incentive Plan Committee to grant stock options, including both ISOs and non-qualified stock options. The terms of any ISO granted under the plan were intended to comply in all respects with the provisions of Code Section 422. The exercise price of options granted under the plan was determined by the Old CCA Incentive Plan Committee, but in the case of an ISO, could not have been less than the fair market value of a share of Old CCA Common Stock on the date of grant, and, in the case of a non-qualified stock option, could not have been less than 50% of the fair market value of the Old CCA Common Stock on the date of grant. The maximum term of each option was fixed by the Old CCA Incentive Plan Committee, but such terms could not exceed ten years.

     The times at which each option is exercisable were fixed by the Old CCA Incentive Plan Committee, except that, unless otherwise provided, no stock options granted under the plan may be exercised prior to the later of the first anniversary of the date of grant of the stock option or the second anniversary of the date the participant became employed by Old CCA. Stock options may be exercised by payment in full of the purchase price to the Company in cash. In the discretion of the Compensation Committee, payment in full or in part may also be made in the form of stock options or unrestricted stock owned by the participant or, in the case of a non-qualified stock option, restricted stock or deferred stock subject to an award under the plan.

AWARD OF STOCK APPRECIATION RIGHTS UNDER THE PLAN

     The Old CCA 1995 Incentive Plan also authorized the Old CCA Incentive Plan Committee to grant stock appreciation rights ("SARs") to participants in conjunction with all or part of any stock option granted under the plan. An SAR entitles the participant to receive, in cash or shares of Common Stock, an amount determined by reference to the excess of the fair market value of one share of stock on the date of exercise over the grant price of the SAR. The SARs which were to be granted pursuant to the plan were to be exercisable only at such time and to such extent that the stock options to which they related were exercisable. In addition, the Old CCA Incentive Plan Committee was granted the authority under the plan to grant a "Limited SAR," whereby a participant was entitled to receive an amount, in cash or in shares of common stock, determined by reference to the excess of the fair market value, determined by reference to the "Change in Control Price" (as defined in the plan), over the grant price of the Limited SAR. The grant price, terms and exercise time of any SAR were to be determined by the Old CCA Incentive Plan Committee. At the time of the Merger, no SARs were outstanding under the plan. Accordingly, the Company did not assume any obligation to issue Common Stock upon exercise of SARs under the plan.

AWARD OF RESTRICTED STOCK UNDER THE PLAN

     The Old CCA 1995 Incentive Plan also authorized the Old CCA Incentive Plan Committee to grant restricted stock, either alone, in addition to, or in tandem with other awards under the plan. Restricted stock is a grant of Common Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment and/or failure to meet certain performance requirements, prior to the end of a specified restricted period. Upon expiration of such restricted period, any restrictions placed upon the shares of Common Stock are removed. A participant granted restricted stock generally would have had all of the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends thereon, unless otherwise determined. Any award of restricted stock pursuant to the plan was to have been conditioned upon the attainment of specific performance goals or other factors determined by the Old CCA Incentive Plan Committee. The plan provided that the provisions of such a grant could vary from participant to participant. During the restriction period, a plan participant could not sell, transfer, pledge or assign restricted stock awarded pursuant to the plan. At the time of the Merger, no shares of restricted stock were outstanding under the plan. Accordingly, the Company did not assume any obligation to issue restricted shares of Common Stock, or remove restrictions from outstanding shares of restricted Common Stock, pursuant to the plan.

AWARD OF DEFERRED STOCK UNDER THE PLAN

     The Old CCA 1995 Incentive Plan also authorized the Old CCA Incentive Plan Committee to grant deferred stock to plan participants. Deferred stock is a right to receive stock at the end of a specified vesting period, either alone or in conjunction with other awards under the plan or cash awards outside the plan. Under the plan, awards of deferred stock could have been conditioned upon the attainment of specific performance goals or such other factors as determined by the Old CCA Incentive Plan Committee. Under the plan, the provisions of such a grant could vary from participant to participant. During the deferral period, a participant awarded deferred stock could not have sold, transferred, pledged or otherwise assigned the deferred stock award. At the time of the Merger, no deferred stock awards were outstanding under the plan. Accordingly, the Company did not assume any obligation to issue Common Stock in satisfaction of a vested deferred stock award pursuant to the plan.

AWARD OF STOCK PURCHASE RIGHTS UNDER THE PLAN

     The 1995 Incentive Plan also provided that the Old CCA Incentive Plan Committee was authorized to grant stock purchase rights to plan participants. Such stock purchase rights would have enabled plan participants to purchase shares of Old CCA Common Stock at either the fair market value of such stock as of the date of such grant or at a discount from the fair market value of such stock as of the date of such grant. The Old CCA Incentive Plan Committee could have conditioned such rights, or their exercise, on such terms and conditions as determined in its discretion. At the time of the Merger, no stock purchase rights were outstanding under the plan. Accordingly, the Company did not assume any obligation to issue Common Stock upon the exercise of stock purchase rights pursuant to the plan.

AWARD OF OTHER STOCK-BASED AWARDS UNDER THE PLAN

     The Old CCA 1995 Incentive Plan also authorized the Old CCA Incentive Plan Committee to grant other stock-based awards that were valued in whole or in part by reference to, or otherwise based on or related to, shares of Old CCA Common Stock. Such stock-based awards could have included performance shares, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Old CCA Common Stock, purchase rights for shares of Old CCA Common Stock or awards valued by reference to the book value of shares of Old CCA Common Stock or the performance of specified subsidiaries. Under the terms of the plan, the Old CCA Incentive Plan Committee was to have determined the terms and conditions of any such awards, including consideration to be paid upon exercise, the period during which awards were to be outstanding, forfeiture conditions and restrictions on such awards. At the time of the Merger, no such awards were outstanding under the plan. Accordingly, the Company did not assume any obligation to issue Common Stock upon the vesting or conversion of any such awards under the plan.

TAX EFFECTS OF PLAN PARTICIPATION

     The Old CCA 1995 Incentive Plan is not qualified under Section 401(a) of the Code. In the merger, each ISO granted under the plan became a non-qualified stock option. The following is a summary of the general tax treatment of plan participants and the Company in connection with the options granted pursuant to the plan:

     Generally, plan participants did not recognize income upon the grant of options under the plan and generally will not recognize income at any other time prior to the exercise of the options. Upon exercise, the participant will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the sum of the exercise price of the Common Stock plus the amount, if any, paid by the optionee for the option. The Company will then be entitled to a deduction in an amount equal to the amount of compensation recognized by the participant. A subsequent disposition of the Common Stock acquired upon exercise of an option and held as a capital asset will result in a capital gain or loss measured by the difference between the fair market value of the shares on the date the option was exercised and the amount realized on later disposition. Such gain or loss will generally be long-term if the stock is held after the date of exercise for more than one year.

     The preceding summary should not be construed as legal, tax or investment advice. Each participant should consult his or her own counsel, accountant or business or tax advisor as to the legal, tax and related consequences of either the exercise of an option granted pursuant to the plan or the transfer of Common Stock acquired as a result of the exercise of an option.

JOHNSON OPTION AGREEMENT

PURPOSE

     The Johnson Option Agreement was adopted by the Board of Directors and shareholders of Old CCA to compensate Mr. Johnson for his extensive efforts in building and facilitating Old CCA's business relationship with certain government departments, agencies and entities. Old CCA believed that Mr. Johnson's efforts exceeded his duties and obligations to Old CCA as a member of its Board of Directors, and, therefore, in order to adequately compensate Mr. Johnson for his efforts and to incentivize his continued role in obtaining business from certain governmental entities, Old CCA adopted the Johnson Option Agreement.

ELIGIBILITY/SHARES AVAILABLE

     The Johnson Option Agreement granted an option to Joseph F. Johnson, Jr. to purchase up to 80,000 shares of Old CCA Common Stock for a per share purchase price of $18.25. In the Merger, pursuant to an Option Assumption Agreement between the Company and Mr. Johnson, the Company assumed the Johnson Option Agreement, and, accordingly, Mr. Johnson now has an option, or warrant, to purchase up to 70,000 shares of Common Stock for a per share purchase price of $20.86. In the event of a merger, reorganization, consolidation, share dividend, share split or other change in corporate structure not constituting a "change in control" affecting the Common Stock, an adjustment shall be made by the Company in the number and option price of the shares of Common Stock subject to the option.

TERM

     Mr. Johnson may exercise his option to purchase shares of the Common Stock at any time or from time to time before March 31, 2007, subject to earlier termination in the event of Mr. Johnson's death or in the event of certain "change in control" transactions, as defined in the Johnson Option Agreement, of the Company. In the event of Mr. Johnson's death before exercise of the option, the option may be exercised by the personal representative of Mr. Johnson's estate at any time prior to the option's termination date. In the event of certain "change in control" transactions, as defined in the Johnson Option Agreement, the option granted to Mr. Johnson will terminate automatically. The Company and Mr. Johnson mutually agreed that for the purposes of the Johnson Option Agreement, the Merger did not constitute a "change in control."

METHOD OF EXERCISE

     The option may be exercised by giving written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased pursuant to the option. Payment for the shares of Common Stock may be made in cash or, in the sole discretion of the Company, in the form of a Common Stock option or unrestricted shares of Common Stock already owned by Mr. Johnson.

RESTRICTIONS ON TRANSFER

     The option is not transferable, except (a) by will or the laws of descent and distribution, or (b) by Mr. Johnson to (i) his spouse, children or grandchildren, or (ii) a trust or trusts for the exclusive benefit of such individuals. Such excepted transfers, however, may not be in exchange for consideration, and subsequent transfers of the option shall be prohibited except in accordance with the Johnson Option Agreement. Any sale or other transfer of the option or any shares of Common Stock subject to the option other than pursuant to the Johnson Option Agreement shall be void and of no effect.

TAX EFFECTS

     The option granted to Mr. Johnson is not qualified under Section 401(a) of the Code. The option granted to Mr. Johnson was, at the time of the grant, a non-qualified stock option, and the option continued to be a non-qualified stock option upon completion of the Merger. The following is a summary of the general tax treatment of Mr. Johnson and the Company in connection with the option granted pursuant to the plan.

     Mr. Johnson did not recognize income upon the grant of the option and generally will not recognize income at any other time prior to the exercise of the option. Upon exercise of the option, Mr. Johnson will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the sum of the exercise price of the Common Stock. The Company will then be entitled to a deduction in an amount equal to the amount of compensation recognized by Mr. Johnson. A subsequent disposition of the Common Stock acquired upon exercise of the option and held as a capital asset will result in a capital gain or loss measured by the difference between the fair market value of the Common Stock on the date the option was exercised and the amount realized on later disposition. Such gain or loss will generally be a long-term gain or loss if the Common Stock is held for a period of one year or more after the date of exercise.

     The preceding summary should not be construed as legal, tax or investment advice. Each participant in the plan should consult his or her own counsel, accountant or business or tax advisor as to the legal, tax and related consequences of either the exercise of an option granted pursuant to the plan or the transfer of Common Stock acquired as a result of the exercise of an option.

                                USE OF PROCEEDS

     The Company does not know the number of shares of Common Stock that will be ultimately sold pursuant to the exercise of options under the Plans and assumed by the Company. The Company intends to use the net proceeds from the sale of the Common Stock for the general corporate purposes of the Company. These general corporate purposes may include, without limitation, capital expenditures, working capital, repayment of maturing obligations, redemption of outstanding indebtedness and financing (in whole or part) for future acquisitions (including acquisitions of real estate properties in accordance with the Company's business objectives and strategy). Pending any such uses, the Company may invest the net proceeds from the sale of any of the Common Stock in short-term investment grade instruments, interest bearing bank accounts, certificates of deposit, money market securities, U.S. Government securities or mortgage-backed securities guaranteed by federal agencies or may use them to reduce short-term indebtedness.

                              PLAN OF DISTRIBUTION

     Upon the exercise of Old CCA Options or the vesting of Deferred Shares under the Plans, the Company will issue, directly to the participant, shares of Common Stock from the authorized, but unissued, Common Stock which is held in reserve for such issuance by the Company. The methods of payment, if any, by plan participants for the shares of Common Stock issued by the Company upon the exercise of Old CCA Options or the vesting of Deferred Shares are specified under the summary description of each Plan contained herein.

                                 LEGAL MATTERS

     The legality of the Common Stock offered hereby will be passed upon by Stokes & Bartholomew, P.A. As to matters of Maryland law contained in its opinion, Stokes & Bartholomew, P.A. will rely on the opinion of Miles & Stockbridge P.C. Elizabeth E. Moore, a shareholder of Stokes & Bartholomew, P.A., is the spouse of a member of the Board of Directors of the Company.

                                    EXPERTS

     The financial statements included or incorporated by reference in this Prospectus or elsewhere in this Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports thereto, and are included or incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS

Unaudited Pro Forma Combined Financial Statements...........  F-2
Prison Realty Corporation Pro Forma Combined Balance Sheet
  as of December 31, 1998...................................  F-4
Prison Realty Corporation Pro Forma Combined Statement of
  Operations for the Year Ended December 31, 1998...........  F-6
Prison Realty Corporation Pro Forma Combined Statement of
  Operations Adjustments for the Year Ended December 31,
  1998......................................................  F-9

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     On December 31, 1998, the Company merged with and into Old CCA, with the Company as the surviving entity and on January 1, 1999, the Company merged with Prison Realty, with the Company as the surviving entity. Additionally, on April 17, 1998, Prison Realty completed the USCC Merger, in which it acquired all of the issued and outstanding capital stock and derivative securities of USCC for a cash payment to USCC's shareholders of $157 million plus the assumption of certain liabilities.

     The Merger has been accounted for as a reverse acquisition of the Company by Old CCA and the purchase of Prison Realty by the Company. As such, Old CCA has been treated as the acquiring company and Prison Realty has been treated as the acquired company for financial reporting purposes. The general provisions of the purchase method of accounting prescribe that: (i) Prison Realty's assets and liabilities be recorded at fair market value, as required by Accounting Principles Board Opinion No. 16; (ii) Old CCA's assets and liabilities be carried forward at historical cost; (iii) Old CCA's historical financial statements be presented as the continuing accounting entity's; and (iv) the equity section of the balance sheet and earnings per share be retroactively restated to reflect the effect of the exchange ratio established in the Merger Agreement. The unaudited Pro Forma Combined Financial Statements have been adjusted as necessary to reflect the above provisions. Accordingly, as of January 1, 1999, the historical book basis of the assets, liabilities and shareholders' equity of Old CCA has become the carrying value of the assets, liabilities and stockholders' equity of the Company, and the assets and liabilities of Prison Realty have been recorded on the books of the Company at their estimated fair value.

     As stated above, the purchase method of accounting prescribes that the assets and liabilities acquired from Prison Realty be adjusted to estimated fair market value. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of Prison Realty will materially change; however, the allocation of purchase costs is subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transactions. Therefore, the allocations reflected in the following unaudited pro forma financial information may differ from the amounts ultimately determined.

     The audited historical financial statements of the Company as of and for the year ended December 31, 1998 relate to a Maryland corporation formed in September 1998 which began operations on January 1, 1999 as the result of the completion of the mergers of Old CCA, and Prison Realty, a Maryland real estate investment trust with and into the Company on December 31, 1998 and January 1, 1999, respectively. The historical information of the Company as of and for the year ended December 31, 1998 presented in the pro forma financial statements reflect the financial position and result of operations of the Company subsequent to its merger with Old CCA on December 31, 1998, but prior to its merger with Prison Realty on January 1, 1999. The Prison Realty historical information as of and for the year ended December 31, 1998 presented in the pro forma financial statements reflect the financial position and results of operations of Prison Realty prior to its merger with the Company on January 1, 1999.

     In the USCC Merger, Prison Realty acquired the real estate assets of USCC only. Old CCA purchased the enterprise value of USCC immediately prior to the USCC merger by acquiring the management contracts for $10 million in cash. The following

Unaudited Pro Forma Combined Statement of Operations reflects the pro forma results of operations resulting from the real estate assets acquired by Prison Realty in the USCC Merger as if the USCC Merger had occurred on January 1, 1998. Pro forma results have been prorated for real estate assets becoming operational during the year ended December 31, 1998.

     The following Unaudited Pro Forma Combined Financial Statements represent the unaudited pro forma combined financial results for the Company as of December 31, 1998 and for the year then ended. The Pro Forma Combined Statement of Operations is presented as if the Merger and the USCC Merger had occurred as of the beginning of the period indicated and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Combined Statement of Operations. The Pro Forma Combined Balance Sheet is presented as if the Merger had occurred on December 31, 1998 and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Combined Balance Sheet. The pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been had the Merger or the USCC Merger, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or for any future period.

                           PRISON REALTY CORPORATION
                                 (THE COMPANY)

                        PRO FORMA COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1998
                                  (UNAUDITED)

                                 PRISON REALTY                                   ADJUSTED PRISON
                                  CORPORATION    PRISON REALTY    PRO FORMA     REALTY CORPORATION
                                 (HISTORICAL)    (HISTORICAL)    ADJUSTMENTS        PRO FORMA
                                 -------------   -------------   -----------    ------------------
Current assets:
  Cash, cash equivalents and
    restricted cash............   $   31,141      $   39,082     $       --         $   70,223
  Prepaid expenses.............          134              --             --                134
  Deferred tax assets..........        5,846              --         (5,846)C               --
  Other current assets.........        6,022              --             --              6,022
                                  ----------      ----------     ----------         ----------
    Total current assets.......       43,143          39,082         (5,846)            76,379
                                  ----------      ----------     ----------         ----------

Property and equipment, net....      627,389         845,134        477,966A         1,851,360
                                                                   (131,647)B
                                                                     32,518D
Other long-term assets:
  Notes receivable.............      138,549              --             --            138,549
  Investment in direct
    financing leases...........       74,059              --             --             74,059
  Deferred tax assets..........       45,354              --        (77,354)C               --
                                                                     32,000C
  Investments in affiliates and
    others.....................      127,691              --             --            127,691
  Other assets.................       34,252           9,496        (35,445)D            8,303
                                  ----------      ----------     ----------         ----------
                                  $1,090,437      $  893,712     $  292,192         $2,276,341
                                  ==========      ==========     ==========         ==========
Current liabilities:
  Accounts payable.............   $   66,664      $   29,248     $   (2,927)D       $   92,985
  Line of credit...............           --         279,600        (28,000)F          251,600
  Distributions payable........           --           2,150        225,000E           227,150
  Income taxes payable.........       14,966              --             --             14,966
  Other accrued expenses.......       14,536              --         (5,896)B            8,640
  Current portion of long-term
    debt.......................        9,576              --             --              9,576
  Current portion of deferred
    gains on real estate
    transactions...............       13,294              --        (13,294)B               --
  Current portion of deferred
    gains on sales of
    contracts..................       10,677              --             --             10,677
                                  ----------      ----------     ----------         ----------
    Total current
      liabilities..............      129,713         310,998        174,883            615,594
Long-term debt, net of current
  portion......................      290,257              --         28,000F           318,257
Deferred gains on real estate
  transactions.................      112,457              --       (112,457)B                0
Deferred gains on sales of
  contracts....................      106,024              --             --            106,024
Deferred tax liabilities.......           --              --         32,000C            32,000
                                  ----------      ----------     ----------         ----------
    Total liabilities..........      638,451         310,998        122,426          1,071,875
                                  ----------      ----------     ----------         ----------
Stockholders' equity
  Preferred stock..............           --              43             --                 43
  Common stock.................          800             253             --              1,053
  Additional paid-in capital...      398,493         603,195        477,966A         1,203,370
                                                                   (225,000)E
                                                                    (20,777)G
                                                                    (30,507)H
  Retained earnings............       52,693         (20,777)       (83,200)C               --
                                                                     20,777G
                                                                     30,507H
                                  ----------      ----------     ----------         ----------
    Total stockholders'
      equity...................      451,986         582,714        169,766          1,204,466
                                  ----------      ----------     ----------         ----------
                                  $1,090,437      $  893,712     $  292,192         $2,276,341
                                  ==========      ==========     ==========         ==========

                   NOTES TO PRO FORMA COMBINED BALANCE SHEET

A To record the increase in Prison Realty's assets to fair market value resulting from the allocation of the purchase price. The estimated purchase price was calculated as follows:

   Implied common stock value of Prison Realty based on average share price at announcement of Merger of $37.86 multiplied by the common shares outstanding of 25,315 at December 31,
     1998......................................................  $  958,426
   Implied preferred stock value of Prison Realty based on
     average share price at announcement of Merger of $23.78
     multiplied by the preferred shares outstanding of 4,300 at
     December 31, 1998.........................................     102,254
                                                                 ----------
     Total implied fair market value of Prison Realty..........   1,060,680
   Less net book value of net assets...........................    (582,714)
                                                                 ----------
   Asset basis adjustment......................................  $  477,966
                                                                 ==========

B To record reduction in basis of real estate assets related to the deferred gain carried on the books of Old CCA prior to the Merger. The deferred gain resulted from previous sales of real estate assets to Prison Realty.

C To record adjustments to Old CCA's deferred tax assets and liabilities due to the tax status of the Company as a REIT subsequent to the Merger.

D To record the increase in Prison Realty's assets resulting from the allocation of Merger costs to be capitalized in accordance with the purchase method of accounting as prescribed by APB Opinion No. 16.

E To record the estimated required Earnings and Profits Distribution which will be paid in the calendar year of the completion of the Merger.

F To reclassify outstanding debt to reflect the terms of the Company's new $650 million revolving credit facility which was utilized to retire all pre-merger outstanding debt.

G  To eliminate the retained earnings of Prison Realty.

H To eliminate the retained deficit resulting from the change in tax status of the Company to a REIT subsequent to the Merger.

                           PRISON REALTY CORPORATION
                                 (THE COMPANY)

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)

                             PRISON REALTY                     PRISON REALTY
                              CORPORATION    PRISON REALTY    CORPORATION PRO                        ADJUSTED
                              HISTORICAL      HISTORICAL     FORMA ADJUSTMENTS   PRISON REALTY PRO     PRO
                                   A               B                 C           FORMA ADJUSTMENTS    FORMA
                             -------------   -------------   -----------------   -----------------   --------
Rental revenues............    $662,059         $69,867          $(662,059)          $ (66,716)D     $183,407
                                                                                       180,256E
Licensing fees.............          --              --                 --               6,554K         6,554
Interest income............          --             796                 --              16,440L        28,626
                                                                                        11,390N
                               --------         -------          ---------           ---------       --------
                                662,059          70,663           (662,059)            147,924        218,587
                               --------         -------          ---------           ---------       --------
Expenses:
  Operating................     496,522              --           (496,522)                 --             --
  Lease....................      58,018              --            (58,018)                 --             --
  General and
    administrative.........      28,628           2,648            (28,276)                500F         3,500
  Loan costs writeoff......       2,043           2,559             (2,043)             (2,559)G           --
  Merger costs.............          --           8,530                 --              (8,530)H           --
  CCA compensation charge..      22,850              --            (22,850)                 --             --
  Depreciation and
    amortization...........      15,973          17,609             (9,454)              9,721I        33,849
                               --------         -------          ---------           ---------       --------
                                624,034          31,346           (617,163)               (868)        37,349
                               --------         -------          ---------           ---------       --------
Operating income...........      38,025          39,317            (44,896)            148,792        181,238
Equity in earnings of
  subsidiaries.............          --              --                 --             (26,285)J      (26,285)
Interest (income)
  expense..................      (4,380)          9,827                114               2,199M        19,150
                                                                                        11,390N
                               --------         -------          ---------           ---------       --------
Income before income
  taxes....................      42,405          29,490            (45,010)            161,488        188,373
Provision for income
  taxes....................      15,424              --            (15,424)                 --             --
                               --------         -------          ---------           ---------       --------
Net income before
  cumulative effect of
  accounting change........      26,981          29,490            (29,586)            161,488        188,373
Cumulative effect of
  accounting change, net of
  tax......................      16,145              --            (16,145)                 --             --
                               --------         -------          ---------           ---------       --------
Net income.................      10,836          29,490            (13,441)            161,488        188,373
Dividends to preferred
  shareholders.............          --           7,869                 --                  --          7,869
                               --------         -------          ---------           ---------       --------
Net income available to
  common...................    $ 10,836         $21,621          $ (13,441)          $ 161,488       $180,504
                               ========         =======          =========           =========       ========
Net income per common
  share:
  Basic....................    $   0.15         $  0.99                                              $   1.94
  Diluted..................    $   0.14         $  0.98                                              $   1.79
Weighted average common
  shares outstanding,
  Basic....................      71,380          21,818                                                93,198
Weighted average common
  shares outstanding,
  Diluted..................      78,939          22,103                                               101,042

              NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

A Represents the audited historical consolidated statement of operations of the Company for the year ended December 31, 1998.

B Represents the audited historical consolidated statement of operations of Prison Realty for the year ended December 31, 1998.

C Represents the sum of the pro forma adjustments which remove the historical results of operations related to the management contracts sold as presented in the following Schedule of Prison Realty Corporation Pro Forma Statement of Operations Adjustments.

D Represents adjustments to remove historical rental revenues based on leases previously existing between Old CCA and Prison Realty.

E To record rental revenue from CCA based upon leases entered into immediately following the Merger as if the Merger and the USCC Merger had occurred as of January 1, 1998. Rental revenues are not included in the pro forma income statement for periods prior to the date a facility began operations.

F To record anticipated additional general and administrative expenses assuming a full year of operations. All expenses are considered normal and recurring.

G To remove the effect of non-recurring expenses related to loan costs writeoff recorded in the statement of operations of Prison Realty.

H To remove the effect of nonrecurring expenses related to the Merger recorded in the statement of operations of Prison Realty.

I To record additional depreciation expense on real estate assets of Prison Realty, including assets acquired from USCC, based on the application of the purchase method of accounting as if the Merger and the USCC Merger had occurred as of January 1, 1998. Depreciation expense was pro rated for properties becoming operational during the year. The increase in Prison Realty's assets to fair market value was allocated to buildings and improvements, machinery and equipment and land in accordance with Prison Realty's historical net book values of each asset category. The resulting increases to buildings and improvements and machinery and equipment has been depreciated (on a pro forma basis) over 50 years and 5 years, respectively, utilizing the straight line depreciation method.

                          NOTES TO PRO FORMA COMBINED
                     STATEMENT OF OPERATIONS -- (CONTINUED)

J To record equity in earnings (under the equity method of accounting) of Service Company A and Service Company B based on the Company's 95% equity interest in accordance with EITF 95-6, "Accounting by a Real Estate Investment Trust for an Investment in a Service Corporation." The calculation of the pro forma earnings amount is as follows:

     Historical annual income before income taxes of Service
      Company A.............................................  $ 21,754
     Historical annual income before income taxes of Service
      Company B.............................................    23,604
                                                              --------
                                                                45,358
     Less income taxes at the statutory rate................   (17,690)
                                                              --------
     Adjusted aggregate annual net income of Service Company
      A and Service Company B...............................    27,668
     The Company's equity interest..........................        95%
                                                              --------
     The Company's earnings in equity interests.............  $ 26,285
                                                              ========

   The Company's earnings in the equity interests of Service Company A and Service Company B have not been adjusted for the additional depreciation/amortization to be recorded by Service Company A and Service Company B resulting from the increase in the service companies' assets to fair market value because the expected depreciation/ amortization to be recognized by Service Company A and Service Company B will approximate the expected recognition of the deferred gain on sale of contracts by the Company.

K To record income from licensing fees to be paid by CCA for the use of the Corrections Corporation of America name.

L To record interest income on the $137,000 installment note receivable from CCA.

M To record the effects of interest expense on debt incurred in conjunction with the USCC Merger as if the USCC Merger had occurred as of January 1, 1998, net of capitalized interest on real estate assets acquired while construction was in process.

N To reclassify the Company's historical interest income to conform with the adjusted pro forma presentation.

                           PRISON REALTY CORPORATION
                                 (THE COMPANY)

                SCHEDULE OF PRISON REALTY CORPORATION PRO FORMA
                      STATEMENT OF OPERATIONS ADJUSTMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)

                            SERVICE     SERVICE        OPERATING       SUM OF PRISON REALTY
                           COMPANY A   COMPANY B        COMPANY          CORPORATION PRO
                              AA          BB              CC            FORMA ADJUSTMENTS
                           ---------   ---------   -----------------   --------------------
Revenues.................  $(138,158)  $(150,587)      $(373,314)           $(662,059)
Expenses:
  Operating..............  (108,204)   (115,266)        (273,052)            (496,522)
  Lease..................      (132)     (3,445)         (54,441)             (58,018)
  General and
    administrative.......    (4,000)FF   (4,000)FF       (20,276)             (28,276)
  Loan costs writeoff....        --          --           (2,043)DD            (2,043)
  CCA compensation
    charge...............        --          --          (22,850)EE           (22,850)
  Depreciation and
    amortization.........    (4,085)     (4,369)          (1,000)              (9,454)
                           ---------   ---------       ---------            ---------
                           (116,421)   (127,080)        (373,662)            (617,163)
                           ---------   ---------       ---------            ---------
Operating income.........   (21,737)    (23,507)             348              (44,896)
Interest (income)
  expense................        17          97               --                  114
                           ---------   ---------       ---------            ---------
Income before income
  taxes..................   (21,754)    (23,604)             348              (45,010)
Provision for income
  taxes..................    (6,634)     (7,022)          (1,768)             (15,424)
                           ---------   ---------       ---------            ---------
  Net income before
    cumulative effect of
    accounting change....   (15,120)    (16,582)           2,116              (29,586)
                           ---------   ---------       ---------            ---------
  Cumulative effect of
    accounting change,
    net of tax...........    (3,369)     (3,672)          (9,104)             (16,145)
                           ---------   ---------       ---------            ---------
  Net income.............  $(11,751)   $(12,910)       $  11,220            $ (13,441)
                           =========   =========       =========            =========

            NOTES TO SCHEDULE OF PRISON REALTY CORPORATION PRO FORMA
                      STATEMENT OF OPERATIONS ADJUSTMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

AA Immediately prior to the Merger, the Company and Old CCA, through a series of transactions, sold to Service Company A certain management contracts relating to government-owned prison facilities and certain other net assets in exchange for shares of non-voting common stock of Service Company A. This adjustment removes the historical results of operations related to the management contracts sold to Service Company A as if the Merger and sale had occurred as of January 1, 1998.

BB Immediately prior to the Merger, the Company and Old CCA, through a series of transactions, sold to Service Company B certain management contracts relating to government-owned prison facilities and certain other net assets in exchange for shares of non-voting common stock of Service Company B. This adjustment removes the historical results of operations related to the management contracts sold to Service Company B as if the Merger and sale had occurred as of January 1, 1998.

CC Immediately prior to the Merger, Old CCA sold to CCA certain management contracts relating to Prison Realty-owned prison facilities, certain management contracts relating to government owned prison facilities and certain other net assets in exchange for an installment note in the principal amount of $137,000 and 9.5% of the common stock of CCA. This adjustment removes the historical results of operations related to the management contracts sold to CCA as if the Merger and sale had occurred as of January 1, 1998.

DD To remove the effect of nonrecurring expenses related to loan costs writeoff recorded in the statement of operations of the Company.

EE To remove the effect of nonrecurring compensation expense recognized by Old CCA during the fourth quarter of 1998 related to the issuance of 4,999,996 shares of CCA voting common stock issued by CCA prior to the Merger.

FF Includes the pro forma aggregate annual payments to be paid by Service Companies A and B to CCA for general and administrative services. Each service company is expected to pay approximately $3,000 to CCA on an annual basis.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table itemizes the expenses incurred, or to be incurred, by the Registrant in connection with the registration and issuance of the Common Stock being registered hereunder. As indicated below, all amounts shown are estimates except for the Commission registration fee.

Registration Fee -- Securities and Exchange Commission......  $12,734.43
Printing and Engraving Expenses.............................    5,000.00*
Accounting Fees and Expenses................................   10,000.00*
Legal Fees and Expenses.....................................   15,000.00*
Blue Sky Fees and Expenses..................................    1,000.00*
Miscellaneous (including listing fees)......................    5,000.00*
  Total.....................................................  $48,734.43

-------------------------

* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Charter of the Company provides for indemnification of directors and executive officers to the full extent permitted by the laws of the State of Maryland.

     Section 2-418 of the Maryland General Corporation Law (the "MGCL") generally permits indemnification of any director made a party to any proceedings by reason of service as a director unless it is established that:
(i) the act or omission of such person was material to the matter giving rise to the proceedings and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceedings, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by the director in connection with the proceeding; but, if the proceeding is one by, or in the right of, the corporation, indemnification is not permitted with respect to any proceeding in which the director has been adjudged to be liable to the corporation, or if the proceeding is one charging improper personal benefit to the director, whether or not involving action in the director's official capacity, indemnification of the director is not permitted if the director was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director failed to meet the requisite standard of conduct for permitted indemnification.

     Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the

Charter of the Company, Bylaws of the Company, any resolution of stockholders or directors, any agreement or otherwise.

     The Company's Charter provides for indemnification of its officers, employees or agents to the fullest extent permitted by law. The Company has also entered into indemnification agreements ("the Indemnification Agreements") with its directors and certain of its executive officers. The Indemnification Agreements are intended to provide indemnification to the maximum extent allowable by or not in violation of any law of the State of Maryland. Each Indemnification Agreement provides that the Company shall indemnify a director or officer who is a party to the agreement (the "Indemnitee") if he or she was or is a party to or otherwise involved in any proceeding (other than a derivative proceeding) by reason of the fact that he or she was or is a director or officer of the Company, against losses incurred in connection with the defense or settlement of such proceeding. The indemnification provided under each Indemnification Agreement is limited to instances where the act or omission giving rise to the claim for which indemnification is sought was not otherwise indemnified by the Company or insurance maintained by the Company, was not established to have been committed in bad faith or the result of active and deliberate dishonesty, did not involve receipt of improper personal benefit, did not result in a judgment of liability to the Company in a proceeding by or in the right of the Company, did not involve an accounting of profits pursuant to
Section 16(b) of the Exchange, and, with respect to any criminal proceeding, the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.

     The Company has obtained directors and officers liability insurance.

     The Company may enter into underwriting agreements or other sales agreements which contain provisions pursuant to which certain officers and directors may be entitled to indemnification.

ITEM 16.  EXHIBITS

NUMBER                                DESCRIPTION
------                                -----------
 2.1      --  Amended and Restated Agreement and Plan of Merger, dated as of September 29, 1998, by and among Old CCA, Prison Realty and the Company (included as Appendix A to the Prospectus
              filed with the Commission on October 30, 1998 pursuant to
              Rule 424(b)(4) promulgated under the Securities Act, as
              supplemented on November 20, 1998, included in the Company's
              Registration Statement on Form S-4 filed with the Commission on September 30, 1998 and declared effective on October 16,
              1998 (Reg. no. 333-65017)(the "Registration Statement")(as
              directed by Item 601(b)(1) of Regulation S-K, certain
              schedules and exhibits to this document are omitted from
              this filing, and the Registrant agrees to furnish
              supplementally a copy of any omitted schedule or exhibit to the Commission upon request) and incorporated herein by
              reference)
 4.1      --  Provisions defining the rights of stockholders of the
              Company are found in Section SIXTH through SEVENTH and
              Article II in the Charter and Bylaws, respectively, of the
              Company (previously filed as Exhibit 3.1 to the Registration
              Statement and Exhibit 3.2 to the Company's Current Report on
              Form 8-K filed with the Commission on January 6, 1999 (File
              no. 0-25245), respectively, and incorporated herein by
              reference)

NUMBER                                DESCRIPTION
------                                -----------
 4.2      --  Specimen of certificate representing shares of Common Stock of the Company (previously filed as Exhibit 4.2 to the
              Registration Statement and incorporated herein by reference)
 4.3      --  The Corrections Corporation of America Option Plan, dated
              January 23, 1985, as amended by First Amendment to the
              Corrections Corporation of America Stock Option Plan,
              together with forms of Incentive Stock Option Agreement and
              Non-Qualified Stock Option Agreement (previously filed as
              Exhibit 10(c) to Old CCA's Registration Statement on Form
              S-1, filed August 15, 1986 (Reg. no. 33-8052), and
              incorporated herein by reference)
 4.4      --  Second Amendment to the Corrections Corporation of America
              Stock Option Plan, dated March 27, 1987, together with form of Incentive Stock Option Agreement (previously filed as
              Exhibit 10(cc) to Old CCA's Annual Report on Form 10-K for
              the fiscal year ended December 31, 1986 (File no. 0-15719)
              and incorporated herein by reference)
 4.5      --  Third Amendment to the Corrections Corporation of America
              Stock Option Plan, dated March 18, 1988 (included as Exhibit
              B to Old CCA's Definitive Proxy Statement relating to the
              1988 Annual Meeting of Stockholders of Old CCA (File no.
              0-15719) and incorporated herein by reference)
 4.6      --  Amended and Restated Corrections Corporation of America 1989
              Stock Bonus Plan, dated February 20, 1995 (previously filed as Exhibit 10.138 to Old CCA's Annual Report on Form 10-K
              with respect to the fiscal year ended December 31, 1994
              (File no. 1-13560) and incorporated herein by reference)
 4.7      --  First Amendment to Amended and Restated Corrections
              Corporation of America 1989 Stock Bonus Plan, dated November
              3, 1995 (previously filed as Exhibit 10.153 to Old CCA's
              Annual Report on Form 10-K for the fiscal year ended
              December 31, 1995 (File no. 1-13560) and incorporated herein by reference)
 4.8      --  Corrections Corporation of America 1991 Flexible Stock
              Option Plan (previously filed as Exhibit 28(a) to Old CCA's
              Registration Statement on Form S-8, filed with the
              Commission on August 6, 1991 (Reg. no. 33-42068) and
              incorporated herein by reference)
 4.9      --  First Amendment to Corrections Corporation of America 1991
              Flexible Stock Option Plan, dated March 11, 1994 (previously filed as Exhibit 10.102 to Old CCA's Annual Report on Form
              10-K with respect to the fiscal year ended December 31, 1994
              (File no. 1-13560) and incorporated herein by reference)
 4.10     --  Corrections Corporation of America Non-Employee Director
              Stock Option Plan (previously filed as Exhibit 10(yyy) to
              Old CCA's Annual Report on Form 10-K for the fiscal year
              ended December 31, 1993 (File no. 0-15719) and incorporated herein by reference).
 4.11     --  Corrections Corporation of America 1995 Employee Stock
              Incentive Plan, effective as of March 20, 1995 (previously filed as Exhibit 4.3 to Old CCA's Registration Statement on
              Form S-8, filed July 20, 1995 (Reg. no. 33-61173), and
              incorporated herein by reference)

NUMBER                                DESCRIPTION
------                                -----------
 4.12     --  First Amendment to the Corrections Corporation of America
              Non-Employee Directors' Stock Ownership Plan, dated November
              1, 1996 (included as Appendix A(2) to CCA's Definitive Proxy
              Statement relating to the 1997 Annual Meeting of
              Shareholders of Old CCA filed on March 31, 1997 (File. no.
              1-13560) and incorporated herein by reference)
 4.13     --  Option Agreement, dated March 31, 1997, by and between Old
              CCA and Joseph F. Johnson, Jr. relating to the grant of an option to purchase 80,000 shares of Old CCA Common Stock
              (included as Appendix B to Old CCA's Definitive Proxy
              Statement relating to the 1998 Annual Meeting of
              Shareholders of CCA filed on March 31, 1998 (File no.
              1-13560) and incorporated herein by reference)
 5.1*     --  Opinion of Stokes & Bartholomew, P.A. regarding the validity of the Common Stock being registered
 5.2*     --  Opinion of Miles & Stockbridge P.C. regarding the validity of the Common Stock being registered
23.1      --  Consent of Stokes & Bartholomew, P.A. (included as part of
              Exhibit 5.1)
23.2      --  Consent of Miles & Stockbridge P.C. (included as part of
              Exhibit 5.2)
23.3*     --  Consent of Arthur Andersen LLP (with respect to the Company)
23.4*     --  Consent of Arthur Andersen LLP (with respect to Prison
              Realty)
23.5*     --  Consent of Arthur Andersen LLP (with respect to CCA)
25        --  Power of Attorney (included on signature page)

-------------------------

* Included with this filing.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, or the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act
     shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities offered hereby, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, Tennessee, on the 7th day of May, 1999.

                                          PRISON REALTY CORPORATION
                                          Registrant

                                          By:      /s/ DOCTOR R. CRANTS
                                             -----------------------------------
                                                      Doctor R. Crants
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Doctor R. Crants, D. Robert Crants, III and Vida H. Carroll, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement relating to the same offering as the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                 TITLE               DATE
                     ---------                                 -----               ----

               /s/ DOCTOR R. CRANTS                  Chief Executive Officer    May 7, 1999
---------------------------------------------------    (Principal Executive
                 Doctor R. Crants                      Officer), Chairman and
                                                       Director

              /s/ J. MICHAEL QUINLAN                 Vice-Chairman and          May 7, 1999
---------------------------------------------------    Director
                J. Michael Quinlan

             /s/ D. ROBERT CRANTS, III               President and Director     May 7, 1999
---------------------------------------------------
               D. Robert Crants, III

                     SIGNATURE                                 TITLE               DATE
                     ---------                                 -----               ----

               /s/ MICHAEL W. DEVLIN                 Chief Operating Officer    May 7, 1999
---------------------------------------------------    and Director
                 Michael W. Devlin

                /s/ VIDA H. CARROLL                  Chief Financial Officer    May 7, 1999
---------------------------------------------------    (Principal Financial
                  Vida H. Carroll                      and Accounting
                                                       Officer), Secretary and
                                                       Treasurer

                  /s/ C. RAY BELL                    Director                   May 7, 1999
---------------------------------------------------
                    C. Ray Bell

               /s/ RICHARD W. CARDIN                 Director                   May 7, 1999
---------------------------------------------------
                 Richard W. Cardin

                                                     Director                   May  , 1999
---------------------------------------------------
               Monroe J. Carell, Jr.

               /s/ JEAN-PIERRE CUNY                  Director                   May 7, 1999
---------------------------------------------------
                 Jean-Pierre Cuny

              /s/ JOHN W. EAKIN, JR.                 Director                   May 7, 1999
---------------------------------------------------
                John W. Eakin, Jr.

                  /s/ TED FELDMAN                    Director                   May 7, 1999
---------------------------------------------------
                    Ted Feldman

               /s/ JACKSON W. MOORE                  Director                   May 7, 1999
---------------------------------------------------
                 Jackson W. Moore

                                                     Director                   May  , 1999
---------------------------------------------------
                  Rusty L. Moore

               /s/ JOSEPH V. RUSSELL                 Director                   May 7, 1999
---------------------------------------------------
                 Joseph V. Russell

           /s/ CHARLES W. THOMAS, PH.D.              Director                   May 7, 1999
---------------------------------------------------
             Charles W. Thomas, Ph.D.

                                 EXHIBIT INDEX

                       REGISTRATION STATEMENT ON FORM S-3

NUMBER                                DESCRIPTION
------                                -----------
 2.1      --  Amended and Restated Agreement and Plan of Merger, dated as of September 29, 1998, by and among Old CCA, Prison Realty and the Company (included as Appendix A to the Prospectus
              filed with the Commission on October 30, 1998 pursuant to
              Rule 424(b)(4) promulgated under the Securities Act, as
              supplemented on November 20, 1998, included in the Company's
              Registration Statement on Form S-4 filed with the Commission on September 30, 1998 and declared effective on October 16,
              1998 (Reg. no. 333-65017)(the "Registration Statement")(as
              directed by Item 601(b)(1) of Regulation S-K, certain
              schedules and exhibits to this document are omitted from
              this filing, and the Registrant agrees to furnish
              supplementally a copy of any omitted schedule or exhibit to the Commission upon request) and incorporated herein by
              reference)
 4.1      --  Provisions defining the rights of stockholders of the
              Company are found in Section SIXTH through SEVENTH and
              Article II in the Charter and Bylaws, respectively, of the
              Company (previously filed as Exhibit 3.1 to the Registration
              Statement and Exhibit 3.2 to the Company's Current Report on
              Form 8-K filed with the Commission on January 6, 1999 (File
              no. 0-25245), respectively, and incorporated herein by
              reference)
 4.2      --  Specimen of certificate representing shares of Common Stock of the Company (previously filed as Exhibit 4.2 to the
              Registration Statement and incorporated herein by reference)
 4.3      --  The Corrections Corporation of America Option Plan, dated
              January 23, 1985, as amended by First Amendment to the
              Corrections Corporation of America Stock Option Plan,
              together with forms of Incentive Stock Option Agreement and
              Non-Qualified Stock Option Agreement (previously filed as
              Exhibit 10(c) to Old CCA's Registration Statement on Form
              S-1, filed August 15, 1986 (Reg. no. 33-8052), and
              incorporated herein by reference)
 4.4      --  Second Amendment to the Corrections Corporation of America
              Stock Option Plan, dated March 27, 1987, together with form of Incentive Stock Option Agreement (previously filed as
              Exhibit 10(cc) to Old CCA's Annual Report on Form 10-K for
              the fiscal year ended December 31, 1986 (File no. 0-15719)
              and incorporated herein by reference)
 4.5      --  Third Amendment to the Corrections Corporation of America
              Stock Option Plan, dated March 18, 1988 (included as Exhibit
              B to Old CCA's Definitive Proxy Statement relating to the
              1988 Annual Meeting of Stockholders of Old CCA (File no.
              0-15719) and incorporated herein by reference)
 4.6      --  Amended and Restated Corrections Corporation of America 1989
              Stock Bonus Plan, dated February 20, 1995 (previously filed as Exhibit 10.138 to Old CCA's Annual Report on Form 10-K
              with respect to the fiscal year ended December 31, 1994
              (File no. 1-13560) and incorporated herein by reference)
 4.7      --  First Amendment to Amended and Restated Corrections
              Corporation of America 1989 Stock Bonus Plan, dated November
              3, 1995 (previously filed as Exhibit 10.153 to Old CCA's
              Annual Report on Form 10-K for the fiscal year ended
              December 31, 1995 (File no. 1-13560) and incorporated herein by reference)

NUMBER                                DESCRIPTION
------                                -----------
 4.8      --  Corrections Corporation of America 1991 Flexible Stock
              Option Plan (previously filed as Exhibit 28(a) to Old CCA's
              Registration Statement on Form S-8, filed with the
              Commission on August 6, 1991 (Reg. no. 33-42068) and
              incorporated herein by reference)
 4.9      --  First Amendment to Corrections Corporation of America 1991
              Flexible Stock Option Plan, dated March 11, 1994 (previously filed as Exhibit 10.102 to Old CCA's Annual Report on Form
              10-K with respect to the fiscal year ended December 31, 1994
              (File no. 1-13560) and incorporated herein by reference)
 4.10     --  Corrections Corporation of America Non-Employee Director
              Stock Option Plan (previously filed as Exhibit 10(yyy) to
              Old CCA's Annual Report on Form 10-K for the fiscal year
              ended December 31, 1993 (File no. 0-15719) and incorporated herein by reference).
 4.11     --  Corrections Corporation of America 1995 Employee Stock
              Incentive Plan, effective as of March 20, 1995 (previously filed as Exhibit 4.3 to Old CCA's Registration Statement on
              Form S-8, filed July 20, 1995 (Reg. no. 33-61173), and
              incorporated herein by reference)
 4.12     --  First Amendment to the Corrections Corporation of America
              Non-Employee Directors' Stock Ownership Plan, dated November
              1, 1996 (included as Appendix A(2) to Old CCA's Definitive
              Proxy Statement relating to the 1997 Annual Meeting of
              Shareholders of Old CCA filed on March 31, 1997 (File. no.
              1-13560) and incorporated herein by reference)
 4.13     --  Option Agreement, dated March 31, 1997, by and between Old
              CCA and Joseph F. Johnson, Jr. relating to the grant of an option to purchase 80,000 shares of Old CCA Common Stock
              (included as Appendix B to Old CCA's Definitive Proxy
              Statement relating to the 1998 Annual Meeting of
              Shareholders of CCA filed on March 31, 1998 (File no.
              1-13560) and incorporated herein by reference)
 5.1*     --  Opinion of Stokes & Bartholomew, P.A. regarding the validity of the Common Stock being registered
 5.2*     --  Opinion of Miles & Stockbridge P.C. regarding the validity of the Common Stock being registered
23.1      --  Consent of Stokes & Bartholomew, P.A. (included as part of
              Exhibit 5.1)
23.2      --  Consent of Miles & Stockbridge P.C. (included as part of
              Exhibit 5.2)
23.3*     --  Consent of Arthur Andersen LLP (with respect to the Company)
23.4*     --  Consent of Arthur Andersen LLP (with respect to Prison
              Realty)
23.5*     --  Consent of Arthur Andersen LLP (with respect to CCA)
25        --  Power of Attorney (included on signature page)

-------------------------

* Included with this filing.